Exhibit 4.1

BREAD FINANCIAL HOLDINGS, INC., as Issuer

8.375% FIXED-RATE RESET SUBORDINATED NOTES DUE 2035

INDENTURE

Dated as of November 6, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

i

EXHIBITS

EXHIBIT A    FORM OF NOTE
EXHIBIT B    FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C    FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D    [RESERVED]
EXHIBIT E FORM OF SUPPLEMENTAL INDENTURE

INDENTURE, dated as of November 6, 2025, among Bread Financial Holdings, Inc., a Delaware corporation, as issuer, the Subsidiaries of the Company listed on the signature page hereto and U.S. Bank Trust Company, National Association as trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

Definitions and Incorporation by Reference

Section 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acceptable Commitment” has the meaning set forth in Section 4.10(b) hereof.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets; provided, however, that Debt of such acquired Person or assumed in connection with such acquisition of assets that is redeemed, defeased, retired or otherwise repaid substantially concurrently with the transactions by which (x) such Person merges with or into or becomes a Restricted Subsidiary of such Person or (y) such assets are acquired shall not be Acquired Debt.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Affiliate Transaction” has the meaning set forth in Section 4.11(a) hereof.

“Agent” means any Registrar, co-registrar or Paying Agent.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Applicable Premium” means, with respect to any Note on any applicable Redemption Date and as calculated by the Company, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess (to the extent positive) of:

(a) the present value at such Redemption Date of (i) the Redemption Price of the Note at May 15, 2028 (such Redemption Price being set forth in the table in Section 3.07(a) hereof) plus (ii) all required interest payments due on the Note through May 15, 2028 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

Calculation of the Applicable Premium shall be made by the Company or on behalf of the Company by such Person as the Company shall designate and, in any event, such calculation shall not be a duty or obligation of the Trustee.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or
(2) the acquisition by the Company or any Restricted Subsidiary of assets of any Person that constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means:

(1) the sale, lease, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Capital Interests in any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Interests in Restricted Subsidiaries issued in compliance with Section 4.09 hereof);

in each case, other than:

(a) any disposition of cash, Eligible Cash Equivalents or Investment Grade Securities or obsolete, damaged, surplus or worn out property in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business (including dispositions consisting of abandonment of intellectual property rights that, in the good faith judgment of the Company, are not material to the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole);

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof, or any payment or other transaction excluded from such definitions or their component definitions;

(d) any disposition of assets or issuance or sale of Capital Interests in any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $75.0 million in any fiscal year (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year);

(e) any disposition (including by liquidation, merger, consolidation or arrangement) of property or assets or issuance or sale of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(g) the lease, license, assignment or sublease of any real or personal property in the ordinary course of business;

(h) any termination of leases, subleases, licenses, sublicenses or cross-licenses (including of intellectual property or technology and any sale of improvements made to leased real property resulting from such sale), the termination of which is (i) made in the ordinary course of business, (ii) does not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole, or (iii) related to facilities that are temporarily not in use, held for sale or closed, or the discontinuation of any product line or line of business;

(i) any disposition of vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(j) any issuance, sale or other disposition of Capital Interests in, or Debt or other securities of, or disposition of assets or property received from, an Unrestricted Subsidiary;

(k) foreclosures, condemnation or any similar action on assets (or exercise of termination rights under any lease, license, assignment or sublease of any real or personal property) or the granting of Liens not prohibited by this Indenture;

(l) the sale or other disposition of Funding Assets, or participations or interests therein, or the issuance or sale of Capital Interests in a Funding Entity;

(m) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business, or in connection with the collection or compromise thereof, or the conversion of accounts receivable to notes receivable or securities;

(n) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and Funding Debt Transactions, not prohibited by this Indenture;

(o) any sale or lease of services or licensing of intellectual property in the ordinary course of business;

(p) any lapse or abandonment of intellectual property rights which in the reasonable good faith determination of the Company are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole or are no longer used or useful or economically practicable or commercially reasonable to maintain;

(q) dispositions in the ordinary course of business, including dispositions in connection with any Settlement and dispositions of Settlement Assets;

(r) dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;

(s) any issuance, sale or other disposition of Capital Interests in a Restricted Subsidiary to any Person (or an Affiliate thereof) for which a Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business;

(t) any disposition of assets to a governmental entity, authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(u) settlements or terminations of Swap Contracts and Hedging Obligations;

(v) dispositions of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Company or any Restricted Subsidiary;

(w) dispositions of Permitted Investments of the types described in clause (10) of the definition thereof;

(x) dispositions that are necessary or advisable in order to comply with Regulatory Requirements;

(y) any disposition for Treasury Management Agreements and related activities in the ordinary course of business;

(z) issuances and sales of directors’ qualifying shares and other Capital Interests in Restricted Subsidiaries issued to foreign governments, foreign individuals or other third parties to the extent required by applicable law; and

(aa) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind.

“Asset Sale Offer” has the meaning set forth in Section 4.10(c) hereof.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Board of Directors” means (i) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that as of December 1, 2018 would have been required to have been capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP as of such date; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of this definition, “GAAP” refers to GAAP applicable to public companies as of December 1, 2018.

“Certificated Notes” means certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.07(c) hereof, substantially in the form set forth in Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (unless holders of a majority of the aggregate voting power of the Voting Interests of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Interests of the surviving or transferee Person); or

(2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Interests in the Company.

“Change of Control Expiration Date” has the meaning set forth in Section 4.13(b) hereof.

“Change of Control Offer” has the meaning set forth in Section 4.13(a) hereof.

“Change of Control Purchase Date” has the meaning set forth in Section 4.13(b) hereof.

“Change of Control Purchase Price” has the meaning set forth in Section 4.13(a) hereof.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means Bread Financial Holdings, Inc. and any successor thereto.

“Company Order” means a written request or order signed in the name of the Company by its chief executive officer (or acting chief executive officer), its president, any corporate executive vice president or senior vice president, its chief financial officer, its treasurer or any assistant treasurer, and delivered to the Trustee.

“Consolidated Net Income” of any Person means, for any fiscal period, the net income of such Person and its Restricted Subsidiaries, determined on a consolidated basis for such period, exclusive of the effect of any extraordinary or other nonrecurring gain and loss and excluding (i) transaction costs and expenses associated with securities offerings, other financings and asset acquisitions and dispositions, (ii) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards and (iii) any impairment charge or asset write-off pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification No. 350 “Goodwill and Other Intangible Assets”; provided, that any cash payment made or received with respect to clause (ii) and (iii), such expense or gain shall be subtracted or added, as applicable, during the period in which such cash payment is made or received.

“Consolidated Non-Funding Debt” means, with respect to any Person as of any date of determination, an amount equal to the aggregate amount of all outstanding Non-Funding Debt of such Person and its Restricted Subsidiaries as of the date of the most recent annual or quarterly consolidated balance sheet determined on a consolidated basis in accordance with GAAP.

“Consolidated Non-Funding Debt to Tangible Net Worth Ratio” means, with respect to any Person on any date of determination, the ratio of (1) Consolidated Non-Funding Debt of such Person as of such date of determination to (2) the Tangible Net Worth of such Person as of such date of determination. In the event that the Company or any Restricted Subsidiary Incurs, assumes, guarantees, redeems, defeases, retires or extinguishes any Non-Funding Debt subsequent to the date of the most recent annual or quarterly consolidated balance sheet for which the Consolidated Non-Funding Debt to Tangible Net Worth Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Non-Funding Debt to Tangible Net Worth Ratio is made, then the Consolidated Non-Funding Debt to Tangible Net Worth Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Debt as if the same had occurred prior to such date of determination. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the adjustments and assumptions set forth in Section 4.09.

If such Person or any of its Restricted Subsidiaries Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt only if such Guarantee is secured by a Lien on assets or property of such Person or such Subsidiary.

“Consolidated Secured Non-Funding Debt” means, with respect to any Person as of any date of determination, all Consolidated Non-Funding Debt that is secured by a Lien on any assets, property or Capital Interests of such Person or any of its Restricted Subsidiaries.

“Consolidated Secured Non-Funding Debt to Tangible Net Worth Ratio” means, with respect to any Person on any date of determination, the ratio of (1) Consolidated Secured Non-Funding Debt of such Person as of such date of determination to (2) the Tangible Net Worth of such Person as of such date of determination. In the event that the Company or any Restricted Subsidiary Incurs, assumes, guarantees, redeems, defeases, retires or extinguishes any Secured Non-Funding Debt subsequent to the date of the most recent annual or quarterly consolidated balance sheet for which the Consolidated Secured Non-Funding Debt to Tangible Net Worth Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Non-Funding Debt to Tangible Net Worth Ratio is made, then the Consolidated Secured Non-Funding Debt to Tangible Net Worth Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Secured Debt as if the same had occurred prior to such date of determination. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated in a manner consistent with the adjustments and assumptions set forth in Section 4.09.

If such Person or any of its Restricted Subsidiaries Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt only if such Guarantee is secured by a Lien on assets or property of such Person or such Subsidiary.

“Convertible Notes” means any unsubordinated Debt issued by the Company that by its terms may be converted into or exchanged for Capital Interests in the Company at the option of the Company or the holder of such Debt, including Debt with respect to which the performance due by the Company may be measured in whole or in part by reference to the value of a Capital Interest in the Company but may be satisfied in whole or in part in cash.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall principally be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 1255 Corporate Drive, 6th Floor, Irving, Texas 75038, Attention: M. Herberger [Bread Financial Holdings, Inc.], or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 9.01(c) hereof.

“Covenant Suspension Event” has the meaning set forth in Section 4.17(a) hereof.

“Credit Agreement” means the Company’s Credit Agreement, dated as of June 7, 2023 as amended and restated on October 18, 2024 (and as may be further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof), among the Company, as the borrower, certain of the Company’s domestic subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders party thereto, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, whether before, on or after the Issue Date, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (1) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or Debt holders.

“Credit Facilities” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Customary Recourse Exceptions” means with respect to any non-recourse Debt, exclusions from the exculpation provisions with respect to such non-recourse Debt for the voluntary bankruptcy of a Person, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt” of any Person means at any date, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds,

debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (iv) all Capital Lease Obligations, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, in each case that have been drawn and not repaid within ten Business Days (but in each case excluding letters of credit and other instruments secured by cash or Eligible Cash Equivalents or issued in respect of trade payables), (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (but if such Debt is not an obligation of such Person, the amount of Debt hereunder shall in no event be in excess of the orderly liquidation value of such asset), (vii) all Debt of others Guaranteed by such Person, to the extent of the maximum liability under such Guarantee, and (viii) Redeemable Capital Interests of the Company or any of its Subsidiaries, valued at the amount of all obligations with respect to the redemption or repurchase thereof or the applicable liquidation preference.

Notwithstanding the foregoing, the term “Debt” will exclude: (t) obligations arising under or in connection with Treasury Management Agreements; (u) obligations arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (v) customary indemnification obligations; (w) any obligations under a Funding Debt Transaction or any Standard Funding Undertakings; (x) any obligations of such Person in respect of Qualifying Deposits; (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter; and (z) any earn-out obligation.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Debt Agreements” means one or more Credit Facilities (including the Credit Agreement), commercial paper facilities, notes, note purchase agreements or indentures, in each case with banks or other lenders, investors or a trustee providing for or evidencing revolving loans, term loans, the issuance of letters of credit or bankers’ acceptances, receivables financings or the issuance of debt securities.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, DTC or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Designated Non-cash Consideration” means non-cash consideration (or, if appropriate in the context, the Fair Market Value thereof) received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale or other disposition of or collection on such Designated Non-cash Consideration.

“Directing Holder” has the meaning set forth in Section 6.02(e) hereof.

“Discharge” has the meaning set forth in Section 9.01(a) hereof.

“Domestic Restricted Subsidiary” means a Domestic Subsidiary that is a Restricted Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is formed or otherwise organized in the United States or a State thereof or the District of Columbia (other than a Restricted Subsidiary the parent or indirect parent of which is not formed or otherwise organized in the United States or a State thereof or the District of Columbia).

“DTC” means The Depository Trust Company.

“Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof or any member state of the European Union, (ii) that, as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States, Canada or a member state of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada or such member state is pledged in support thereof) maturing not more than one year after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement); (ii) time deposits in and certificates of deposit of any Eligible Bank (or in any other financial institution to the extent the amount of such deposit is within the limits insured by the Federal Deposit Insurance Corporation), provided that such Investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition (or such other maturities or Average Life if not prohibited by the Credit Agreement); (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above or clause (iv) below entered into with any Eligible Bank or securities dealers of recognized national standing; (iv) direct obligations issued by any state, province or territory of the United States or Canada or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement) and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 or P-2 (or long term ratings of at least A3 or A-) from either S&P or Moody’s, or with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or equivalent ratings by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles, provided that such Investments have a rating permissible under clause (iv) above and mature within 270 days after the date of acquisition (or such other maturities if not prohibited by the Credit Agreement); (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank; (vii) demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation; (viii) in the case of a Foreign Subsidiary or any other Restricted Subsidiary that conducts business outside of the United States, demand deposits and time deposits that (a) are denominated in the currency of a country that is a member of the Organisation for Economic Co-operation and Development (“OECD”) or the currency of the country in which such Restricted Subsidiary is organized or conducts business and (b) are consistent with the Company’s investment policy as in effect from time to time, provided that, in the case of time deposits, such Investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such time deposits is one year or less from the respective dates of acquisition; (ix) money market funds (and shares of investment companies that are registered under the Investment Company Act of 1940) substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vii); (x) United States dollars, or money in other currencies received in the ordinary course of business; (xi) asset-backed securities and corporate securities that are eligible for inclusion in money market funds; (xii) fixed maturity securities that are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities that are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 20% of the aggregate amount of Investments in fixed maturity securities by such Person; and (xiii) instruments generally equivalent or similar to those referred to in clauses (i) through (vii) above or funds generally equivalent or similar to those referred to in clause (ix) above and comparable in credit quality and tenor to those referred to in such clauses and commonly used by corporations for cash management purposes in jurisdictions outside the United States to the extent advisable in connection with any business conducted by the Company or by any Restricted Subsidiary, all as determined in good faith by the Company.

“European Union” means the European Union, including any country which is as of the Issue Date, or becomes after the Issue Date, a member of the European Union.

“Event of Default” has the meaning set forth in Section 6.01 hereof.

“Excess Proceeds” has the meaning set forth in Section 4.10(c) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company. In the case of a transaction between the Company or a Restricted Subsidiary, on the one hand, and a Funding Entity, on the other hand, if the Board of Directors of the Company determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Funding Entity and the Company or such Restricted Subsidiary during the course of such transaction.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Ratings Organization.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Funding Advances” means advances made by any Person in its capacity as a Funding Entity.

“Funding Assets” means Funding Advances, credit card loans, other loans, installment contracts, real estate assets, credit card loan receivables, other loan receivables, Servicing Rights, letters of credit, bank guarantees, banker’s acceptances, bills, notes, certificates, bonds, derivatives (including swaps and total return swaps) and other debt and credit instruments, securities, assets and products (including all debt and credit instruments, securities, assets and products and other related instruments, securities, assets and products (including warrants, convertible debt instruments and other debt-equity hybrids) and other incidental, ancillary or connected instruments, securities, assets and products or other similar or related assets (including investment rights with respect to Capital Interests)), installment contracts, accounts receivable, receivable assets, payment intangibles, general intangibles, rents, fees, royalties, credit risk transfer securities, securitization risk retention interests, and any other assets and property to the extent capable of being financed (and proceeds of such assets or property), Capital Interests of Funding Entities and of subsidiaries of Funding Entities and all rights under shareholders, limited liability company, partnership, trust, formation and other organizational agreements relating thereto, and deposit, securities, custodial and other accounts, books, records, files, electronic data, intellectual property, contract rights, Liens and collateral and all other tangible and intangible real or personal property related to the foregoing, and any other assets capable of being securitized.

“Funding Debt” means, with respect to any Person, any Debt of such Person or its Restricted Subsidiaries that finances or leverages, or is otherwise Incurred in connection with the Securitization of, any Funding Assets, whether at the time such Funding Assets are created, originated or acquired or thereafter, or that refinances any such Debt incurred for such purpose, and any Guarantee of such Debt.

“Funding Debt Transaction” means the financing, leveraging or sale, including Securitization, of Funding Assets, and any transaction related thereto, contemplated thereby or in connection therewith.

“Funding Entity” means any Person (whether or not a Restricted Subsidiary of the Company) established or operated for the purpose of entering into Funding Debt, including any special purpose Subsidiary established or operated for the purpose of selling, depositing or contributing assets into such a Person or holding securities, Capital Interests or Debt of any Funding Entity.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification and the rules and interpretations of the Commission under the authority of the federal securities laws, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect as of the Issue Date (unless otherwise specified herein) irrespective of any subsequent change in such Accounting Standards Codification or other statements or any subsequent adoption of International Financial Reporting Standards.

“Global Note Legend” means the legend set forth in Section 2.07(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.02, 2.07(b), 2.07(d) or 2.07(g) hereof.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means each Restricted Subsidiary of the Company that executes and delivers this Indenture on the Issue Date as a guarantor and each other Restricted Subsidiary of the Company that thereafter Guarantees the Notes pursuant to the terms of this Indenture, and their respective successors and assigns, in each case unless and until such Restricted Subsidiary is released from its obligations under its Note Guarantee pursuant to this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Holder” means a Person in whose name a Note is registered in the security register. In connection with Global Notes, DTC shall be treated for all purposes as the only registered holder of such Notes.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation Debt otherwise Incurred by a Person before it becomes a Restricted Subsidiary shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. For the avoidance of doubt, Debt of a Restricted Subsidiary that is assumed by the Company or a Restricted Subsidiary shall not be deemed to be a separate Incurrence of Debt.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $500,000,000 aggregate principal amount of the 6.750% Senior Notes due 2031 of the Company issued pursuant to this Indenture on the Issue Date.

“Initial Purchasers” means Wells Fargo Securities, LLC, BMO Capital Markets Corp., J.P. Morgan Securities LLC, CIBC World Markets Corp., KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Truist Securities, Inc., Fifth Third Securities, Inc., U.S. Bancorp Investments, Inc. and, as applicable, such other initial purchasers party to any purchase agreement entered into in connection with the offer and sale of any Additional Notes.

“Insured Subsidiary” means a Subsidiary of the Company that is an “insured depository institution” under and as defined in the U.S. Federal Deposit Insurance Act (12 U.S.C. 1813(c)(2)) or any successor statute or that has an analogous status under the laws of Canada or any other country that is a member of the OECD or any political subdivision of any such country.

“Interest Payment Date” means May 15 and November 15 of each year, as applicable, commencing on May 15, 2026.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Company’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; (c) prepaid expenses and workers’ compensation, utility, lease and other pledges and deposits permitted under the definition of “Permitted Liens”; and (d) endorsements of negotiable instruments and documents in the ordinary course of business. The value of an Investment shall be deemed to be the value at the time made as determined in good faith by the senior management or Board of Directors of the Company and without giving effect to subsequent changes in value.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Nationally Recognized Statistical Rating Organization.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Eligible Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), other than immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investment Grade Status” has the meaning set forth in Section 4.17(a) hereof.

“Issue Date” means November 6, 2025.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company or any of its Restricted Subsidiaries, but in which the Company or a Restricted Subsidiary has a direct or indirect equity or similar interest.

“Legal Defeasance” has the meaning set forth in Section 9.01(b) hereof.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Interests or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Debt requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (3) any Restricted Payment requiring irrevocable notice in advance thereof and (4) any Asset Sale or a disposition excluded from the definition of “Asset Sale.”

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization as defined under Section 3(a)(62) under the Exchange Act.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of (i) the costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and consultant and other customary fees, and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (including, in respect of any proceeds received in connection with any

Asset Sale of or by any Foreign Subsidiary or of any asset or property located or deemed located outside of the United States, deductions in respect of withholding taxes and similar taxes, fees, charges and penalties payable in connection with repatriation of such funds to the United States), in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) all distributions and other payments required to be made to holders of minority interests, royalty interests, stock appreciation rights or similar rights or interests in Restricted Subsidiaries or the assets or properties thereof as a result of such Asset Sale, (iv) amounts required to be applied to the repayment of principal, premium, if any, and interest on senior Debt required (other than required by Section 4.10(b)(1) hereof) to be paid as a result of such transaction, and (v) deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, indemnification obligations associated with such transaction and purchase price adjustments.

Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds from an Asset Sale of or by any Foreign Subsidiary or of any asset or property located or deemed located outside of the United States is prohibited or delayed from being repatriated to the United States pursuant to applicable local law (or to the extent that the Board of Directors of the Company determines, in good faith, that repatriation of such Net Proceeds would have a material adverse tax consequence to the Company) despite reasonable effort by the Company or such Restricted Subsidiary to exclude or release those funds from such restrictions or to avoid such tax, the portion of such Net Proceeds so affected shall be deemed excluded from Net Proceeds for so long as such restrictions or material adverse tax consequences exist.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Funding Debt” means any Debt for borrowed money other than Funding Debt.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Note Guarantee” means the Guarantee by any Guarantor of the Company’s obligations under this Indenture.

“Noteholder Direction” has the meaning set forth in Section 6.02(e) hereof.

“Notes” means the 6.750% Senior Notes due 2031 of the Company.

“obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“OECD” has the meaning set forth in the definition of “Eligible Cash Equivalents.”

“Offering Memorandum” means the offering memorandum of the Company, dated October 28, 2025, related to the offering of the Initial Notes and related Note Guarantees.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer, the principal accounting officer or the treasurer of the Company or such Guarantor, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and delivered to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” has the meaning set forth in Section 2.04 hereof.

“Performance References” has the meaning set forth in the definition of “Derivative Instrument.”

“Permitted Asset Swap” means the purchase and sale, exchange or other disposition (within a 180-day period) of Related Business Assets or a combination of Related Business Assets and cash or Eligible Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Eligible Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, or expansions or developments thereof, and any other business approved from time to time by the Board of Directors of the Company.

“Permitted Debt” means:

(1) Debt Incurred pursuant to the Credit Agreement and other Debt Agreements in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $1.0 billion and (b) the aggregate principal amount of Debt that at the time of Incurrence would not cause the Consolidated Secured Non-Funding Debt to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries to exceed 0.75 to 1.00, and Refinancing Debt incurred in respect of Debt permitted under this clause (1); provided that for purposes of determining the amount of Debt that may be Incurred pursuant to clause (1)(b), all Debt Incurred under this clause (1) shall be treated as Secured Debt;

(2) Debt under the Notes issued on the Issue Date;

(3) Note Guarantees;

(4) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than pursuant to clauses (1), (2) or (3) above);

(5) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under this Indenture;

(6) Debt consisting of (i) obligations in respect of or pursuant to brand partner, incentive, supplier finance, supply, license or similar agreements, or take and pay obligations or contracts, (ii) obligations to reacquire assets or inventory in connection with customer financing arrangements, and/or (iii) customer deposits and advance payments, in each case in the ordinary course of business;

(7) Guarantees Incurred by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.09 hereof and (b) if such Debt is subordinated in right of payment to the Notes, such Guarantees are subordinated in right of payment to the Note Guarantees to the same or a greater extent;

(8) Debt incurred in respect of workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, stay, release, appeal, surety, customs and similar bonds, letters of credit and bank guarantees for trade payables or other operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(9) Funding Debt;

(10) Debt Incurred by the Company or any Restricted Subsidiary to finance an acquisition or the Incurrence of Acquired Debt by the Company or any Restricted Subsidiary that was outstanding on the date that such Restricted Subsidiary was acquired, directly or indirectly, by the Company; provided that the Consolidated Non-Funding Debt to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries immediately following such acquisition and Incurrence would not be greater than (i) 1.25 to 1.00 or (ii) the Consolidated Non-Funding Debt to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries immediately prior to such acquisition and/or Incurrence;

(11) Debt of the Company or any of its Restricted Subsidiaries supported by any letter of credit, letter of guarantee, bank guarantee, bankers’ acceptance, performance bond, surety bond or other similar instrument issued pursuant to any Credit Facilities or otherwise permitted in a principal amount not in excess of the stated amount of such letter of credit, letter of guarantee, bank guarantee, bankers’ acceptance, performance bond, surety bond or other similar instrument;

(12) Debt owed by the Company or a Restricted Subsidiary to the Company or any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt under this clause (12) and shall be deemed Incurred as Debt of the Company or a Restricted Subsidiary as appropriate for purposes of this Indenture;

(13) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt, and Refinancing Debt incurred in respect of Debt permitted under this clause (13); provided that the aggregate principal amount of such Debt outstanding at any time under this clause (13) may not exceed, in the aggregate, the greater of (i) 1.0% of Total Assets of the Company (as of the end of the last fiscal quarter for which financial information in respect thereof is available immediately preceding the date of the incurrence of such obligation) and (ii) $200.0 million (except for any increase contemplated by the definition of “Refinancing Debt”);

(14) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;

(15) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary;
shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (15);

(16) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence;

(17) Debt of the Company or any of the Restricted Subsidiaries issued to former, current or future directors, officers, members of management, employees or consultants of the Company or any of its Subsidiaries or their respective estates, heirs, family members, spouses, former spouses or beneficiaries under their estates to finance the purchase or redemption of Capital Interests of the Company or any Restricted Subsidiary permitted by this Indenture;

(18) Debt of the Company or any Restricted Subsidiary, and Refinancing Debt incurred in respect of Debt permitted under this clause (18); provided that the aggregate principal amount of such Debt outstanding at any time under this clause (18) may not exceed the greater of (i) 2.50% of Total Assets of the Company and (ii) $550.0 million (except for any increase contemplated by the definition of “Refinancing Debt”);

(19) Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of the Company or any Restricted Subsidiary contained in supply arrangements, in each case, in the ordinary course of business;

(20) issuances by Insured Subsidiaries of deposits and other items;

(21) Debt Incurred by the Company or any Restricted Subsidiary representing deferred compensation to employees of the Company or any Subsidiary incurred in the ordinary course of business (including those Incurred in connection with any acquisition);

(22) Debt Incurred on behalf of, or representing Guarantees of Debt of, Joint Ventures, and Refinancing Debt incurred in respect of Debt permitted under this clause (22); provided that the aggregate principal amount of such Debt outstanding at any time under this clause (22) may not exceed the greater of (i) 1.0% of Total Assets of the Company and (ii) $200.0 million (except for any increase contemplated by the definition of “Refinancing Debt”);

(23) Debt Incurred by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary for money borrowed, excluding any amounts that are funded, directly or indirectly, by Debt Incurred by such Unrestricted Subsidiary;

(24) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes); and

(25) Refinancing Debt Incurred in respect of Debt incurred pursuant to Section 4.09(a) and clauses (2), (3), (4) and (5) of this definition of “Permitted Debt.”

“Permitted Investments” means:

(1) Investments in existence on the Issue Date;

(2) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(3) Investments in cash and Eligible Cash Equivalents;

(4) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(5) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(6) (i) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary and (ii) Investments owned by such Person at the time of such acquisition, merger or other transaction;

(7) Swap Contracts and Hedging Obligations;

(8) receivables owing to the Company or any of its Restricted Subsidiaries and advances to customers and suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or such other terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(9) Investments (i) consisting of deposits, prepayments, rebates, extension of credit in the nature of accounts receivable and/or other credits to suppliers or other trade counterparties, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts, including commitments of funds for marketing, promotion or support for growth in connection with new client or customer contracts and/or renewals of existing client or customer contracts, and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business, or in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Company or any Restricted Subsidiary;

(10) any Investments received in compromise or resolution of (A) other Investments or obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer, (B) a foreclosure or other security enforcement by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, or (C) litigations, arbitration or other disputes with Persons who are not Affiliates;

(11) Investments by the Company or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (i) 1.50% of Total Assets of the Company and (ii) $325.0 million at any one time outstanding (provided, however, that if any Investment made pursuant to this clause is made in any Person that is not a Restricted Subsidiary and such Person thereafter becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (5) above and not this clause for so long as such Person continues to be a Restricted Subsidiary);

(12) loans and advances (including for travel and relocation) to directors, officers, members of management, employees and consultants (or Guarantees issued to support the obligations of such Persons) made in the ordinary course of business;

(13) contributions in connection with compensation arrangements or to a “rabbi” trust for the benefit of any future, current or former employees, directors, officers, managers, members, partners, independent contractors or consultants or other service providers of the Company or any Restricted Subsidiary or to any other grantor trust subject to claims of creditors in the case of a bankruptcy or other insolvency proceeding of the Company or any Restricted Subsidiary;

(14) Investments the payment for which consists solely of Capital Interests of the Company;

(15) the conversion to Capital Interests of the Company of any Debt owed by the Company or any Restricted Subsidiary and permitted by Section 4.09 hereof;

(16) Investments consisting of promissory notes issued by the Company or any Guarantor to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Company or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Interests of the Company, to the extent the applicable Restricted Payment is permitted by Section 4.09 hereof;

(17) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(18) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of an event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replay or repair such equipment, fixed assets or real property;

(19) earnest money deposits required in connection with any acquisition permitted under this Indenture (or similar Investments);

(20) Guarantees permitted by Section 4.09 hereof;

(21) Investments consisting of (i) inventory, supplies, material or equipment or (ii) the leasing, subleasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business, consistent with past practice, consistent with industry practice or pursuant to join marketing arrangements or non-exclusive licenses or sublicenses with other Persons;

(22) Investments in Joint Ventures not to exceed the greater of (i) 1.0% of Total Assets of the Company and (ii) $200.0 million at any one time outstanding;

(23) Investments in Unrestricted Subsidiaries not to exceed the greater of (i) 0.5% of Total Assets of the Company and (ii) $100.0 million at any one time outstanding;

(24) Investments in securities or other assets not constituting cash or Eligible Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.10 hereof or any disposition of assets not constituting an Asset Sale;

(25) repurchases of the Notes and related Note Guarantees;

(26) Investments arising in the ordinary course of business as a result of any Settlement, including Investments in and of Settlement Assets;

(27) Investments consisting of credit card or other loans made by Restricted Subsidiaries pursuant to the terms of any applicable credit card accounts or other applicable governing agreements of such loans owned by Restricted Subsidiaries in the ordinary course of business;

(28) Investments by Insured Subsidiaries that are necessary or advisable to comply with Regulatory Requirements, including any Investment made pursuant to, or as contemplated by, the Community Reinvestment Act;

(29) Investments in Funding Assets and Funding Entities (including, but not limited to, Standard Funding Undertakings) and other Investments made pursuant to, arising as a result of, or otherwise in connection with, any Funding Debt Transactions;

(30) any Investment in connection with Treasury Management Arrangements or other related activities in the ordinary course of business or consistent with past practice;

(31) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.11(b) hereof (except transactions described in clauses (3), (6), (11), (17), (18), (19) and (20) of Section 4.11(b) hereof);

(32) Guarantees by the Company or any Restricted Subsidiary of leases (other than Capital Lease Obligations) and other obligations not constituting Debt, in each case entered into in the ordinary course of business;

(33) any pledges or deposits permitted under the definition of “Permitted Liens”; and

(34) any Investment that replaces, refinances or refunds any other Investment permitted under this Indenture; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded.

“Permitted Liens” means:

(1) Liens existing on the Issue Date;

(2) Liens in favor of the Company or a Restricted Subsidiary;

(3) Liens that secure Debt if, at the time of each such Incurrence, such Debt is in an aggregate maximum principal amount not to exceed the maximum principal amount of Debt that is permitted to be Incurred pursuant to clause (1) of the definition of “Permitted Debt” (and, in each case, that secure any related Treasury Management Agreements, Hedging Obligations and Swap Contracts permitted under the agreement related thereto); provided that in each case the Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Credit Facility as being Incurred at such time, in which case any subsequent Incurrence of Debt under such commitment shall be deemed, for purposes of this clause (3), not to be an Incurrence at such subsequent time;

(4) any Lien for taxes, assessments or other governmental charges or levies not overdue for more than 30 days (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;

(5) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law or ordinary course of business contracts for sums not overdue for more than 60 days (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole;

(6) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of- way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of the Company and its Restricted Subsidiaries (taken as a whole) or materially impair the operation of the business of the Company and its Restricted Subsidiaries (taken as a whole);

(7) Liens incurred or deposits or pledges (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, (ii) to secure the payment or performance of tenders, statutory or regulatory obligations, self-insurance obligations, bids, leases, contracts (including contracts to provide customer care services, billing services, transaction processing services and other services), banker’s acceptances, performance, surety, stay, customs, appeals and return of money bonds and other similar obligations, including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (exclusive of obligations for the payment of borrowed money), (iii) to cover anticipated costs of future redemptions of awards under loyalty marketing programs, or (iv) required or requested by any Regulatory Authority;

(8) Liens in favor of issuers of performance, surety, big, indemnity, warranty, release, appeal or similar bonds or with respect to other Regulatory Requirements or letters of credit or bankers’ acceptances issue, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(9) Liens (including Liens securing Acquired Debt) on property or assets of a Person existing at the time such property or asset is acquired by, or such Person is acquired or merged with or into or consolidated with, the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(10) Liens on vehicles or equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business or consistent with past practice;

(11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;

(12) Liens to secure any permitted extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Debt secured by Permitted Liens; provided that such Liens do not extend to any other property or assets;

(13) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(14) licenses of intellectual property granted in the ordinary course of business;

(15) Liens granted pursuant to security agreements between the Company or any Restricted Subsidiary and a licensee of intellectual property to secure the damages, if any, incurred by such licensee resulting from the rejection of the license of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Company or such Restricted Subsidiary;

(16) Liens to secure Capital Lease Obligations, Purchase Money Debt and Refinancing Debt permitted to be incurred pursuant to clause (13) of the definition of “Permitted Debt”; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capital Lease Obligations or Purchase Money Debt;

(17) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(18) Liens securing (i) Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred, and the Debt secured by the Lien may not be Incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien and (ii) Refinancing Debt Incurred in respect of Debt Incurred pursuant to this clause (18);

(19) Liens on property of, shares of Capital Interests in, securities and Debt of, or other obligations of, another Person at the time such other Person becomes a Subsidiary of such Person (including Liens that secure Debt of such Subsidiary); provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(20) Liens (i) that are contractual rights of set-off, (ii) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (iii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries, (iv) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business, (v) of a collection bank on items in the course of collection, (vi) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, or (vii) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(21) any attachment or Liens securing judgments not constituting an Event of Default under Section 6.01(7) hereof;

(22) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(23) ground leases or subleases in respect of real property on which facilities owned or leased by the Company or any Restricted Subsidiary are located and any zoning, building or similar law or right reserved to or vested in any Regulatory Authority to control or regulate the use of any real property or any structure thereon (including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order) that does not materially interfere with the business of the Company or the Restricted Subsidiaries, taken as a whole;

(24) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or its Restricted Subsidiary or consistent with past practice to secure the performance of the Company’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(25) any interest or title of an owner of equipment or inventory on loan or consignment to the Company or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(26) Liens in the ordinary course of business to secure liability to insurance carriers;

(27) Liens securing the Notes and the Note Guarantees;

(28) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under this Indenture;

(29) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Joint Ventures, partnerships and the like permitted to be made under this Indenture;

(30) Liens pursuant to the terms and conditions of any contracts between the Company or any Restricted Subsidiary and the government of the United States, any State thereof, or any foreign country or any subdivision, department, agency, organization or instrumentality of any of the foregoing;

(31) Liens on Funding Assets and other Liens securing Funding Debt and Standard Funding Undertakings and Liens arising in connection with Funding Debt Transactions;

(32) Settlement Liens;

(33) any pledge of the Capital Interests of, securities and Debt of, or other obligations of, an Unrestricted Subsidiary;

(34) Liens on assets deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets if such sale is otherwise permitted under this Indenture;

(35) Liens (i) on advances of cash or Eligible Cash Equivalents in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary under clause (6) of the definition of “Permitted Investments” to be applied against the purchase price for such Investment, (ii) consisting of an agreement to dispose of any property in a disposition permitted under this Indenture or (iii) on cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted under this Indenture;

(36) Liens securing Debt permitted by clause (14) of the definition of “Permitted Debt”;

(37) Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Debt permitted to be incurred or outstanding under this Indenture, provided that such Liens are solely for the benefit of the trustees, agents and representatives in their capacities as such and not for the benefit of the holders of such Debt;

(38) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Debt so long as such deposit of funds or securities and such decreasing or defeasing of Debt are permitted under Section 4.07 hereof;

(39) Liens on securities that are the subject of repurchase agreements constituting Eligible Cash Equivalents;

(40) Liens created by, or granted pursuant to, Regulatory Requirements;

(41) Liens given to a utility or municipality when requested or required by such utility or municipality in the ordinary course of business of the Company or any Restricted Subsidiary and obligations in respect of letters of credit posted to support any of the foregoing;

(42) Liens not securing Debt for borrowed money that are customary in the operation of the business of the Company and/or any Restricted Subsidiary (as determined by the Company in good faith); and

(43) Liens not otherwise permitted under this Indenture, including any Liens that extend, renew, refinance, replace or refund prior Liens in respect of Liens incurred pursuant to this clause (43), securing obligations in an aggregate amount at the time of incurrence not to exceed the greater of (i) 2.50% of Total Assets of the Company and (ii) $550.0 million.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions and accessions thereto, assets and property affixed or appurtenant thereto, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

“Person” means any individual, corporation, limited liability company, partnership, Joint Venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02 hereof.

“Position Representation” has the meaning set forth in Section 6.02(e) hereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Private Placement Legend” means the legend set forth in Section 2.07(f)(1) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Debt” means Debt:

(1) Incurred to finance the purchase, lease or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(2) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased, leased or constructed (and additions and accessions thereto and proceeds thereof);

and in either case that does not exceed 100% of the cost.

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means a public or private offering of Qualified Capital Interests of the Company other than (x) any such offering to a Subsidiary of the Company and (y) any public offerings registered on Form S-8.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Qualifying Deposits” means any and all deposits that are received at an Insured Subsidiary, including those held in checking and savings accounts, as time deposits, evidenced by certificates of deposit or otherwise.

“Rating Agency” means (1) any of Moody’s, S&P and Fitch and (2) if Moody’s, S&P or Fitch ceases to rate the Notes for reasons outside of the Company’s control, a Nationally Recognized Statistical Rating Organization selected by the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Rating Event” means:

(1)if the Notes are not rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded by at least one rating category (e.g., from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by at least two of such Rating Agencies on any date during the Trigger Period;

(2)if the Notes are rated Investment Grade by at least two of the Rating Agencies on the first day of the Trigger Period, the Notes are downgraded to below Investment Grade (i.e. below BBB- or Baa3) by at least two of such Rating Agencies on any date during the Trigger Period; or

(3)if the Notes are rated by only two Rating Agencies on the first day of the Trigger Period, one of which has rated the Notes Investment Grade (“Rating Agency 1”) and one of which has rated the Notes below Investment Grade (“Rating Agency 2”), the Notes are downgraded to below Investment Grade (i.e., below BBB- or Baa3) by Rating Agency 1 on any date during the Trigger Period and the Notes are downgraded by at least one rating category (e.g, from BB+ to BB or Ba1 to Ba2) from the applicable rating of the Notes on the first day of the Trigger Period by Rating Agency 2 on any date during the Trigger Period, provided that a Rating Event otherwise arising by virtue of a particular downgrade in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security that is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article 3 of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article 3.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces, extends or defeases any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(1) such Refinancing Debt is subordinated in right of payment to the Notes or any Note Guarantee to at least the same extent as the Debt being refunded, refinanced, renewed, replaced, extended or defeased, if such Debt was subordinated in right of payment to the Notes or any Note Guarantee;

(2) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced, renewed, replaced, or extended or defeased or (b) at least 91 days after the maturity date of the Notes;

(3) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced, extended or defeased;

(4) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding (plus the amount of any unexpired unfunded commitments) under the Debt being refunded, refinanced, renewed, replaced, extended or defeased, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced, extended or defeased and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt; and

(5) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced, extended or defeased, except that the Company or a Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace, extend or defease Debt of the Company or any Restricted Subsidiary of the Company.

“Registrar” has the meaning set forth in Section 2.04 hereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

“Regulatory Authority” means any federal, state, local, foreign or other government or any political subdivision thereof, and any agency, authority, corporation, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and having direct or indirect jurisdiction over an Insured Subsidiary or any business thereof, a Funding Entity, or any direct or indirect parent company of an Insured Subsidiary or Funding Entity.

“Regulatory Requirements” means all applicable laws, rules, regulations, orders, requirements, guidelines, interpretations, directives and requests (whether or not having the force of law) from and of, and plans, memoranda and agreements with, any Regulatory Authority.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in a Permitted Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary or a Joint Venture.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Department of the Trustee located at the Corporate Trust Office who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) hereof and the second sentence of Section 7.05 hereof shall also mean any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payment” means any of the following:

(1) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company to any Person other than the Company or a Restricted Subsidiary of the Company, other than:

(A) dividends or distributions made solely in Qualified Capital Interests in the Company, and

(B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;

(2) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, defease or otherwise acquire or retire for value any Capital Interests in the Company (including the conversion into, or exchange for, Debt) other than (A) any such Capital Interests owned by the Company or any Restricted Subsidiary and (B) any payment made solely in Qualified Capital Interests in the Company;

(3) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor (excluding any Debt owed to the Company or any Restricted Subsidiary and any Funding Debt) that is subordinate in right of payment to the Notes or Note Guarantees, other than payments in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(4) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(5) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date.

“Restricted Subsidiary” means any Subsidiary (including any Foreign Subsidiary) that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary.

“Screened Affiliate” means any Affiliate of a Holder (a) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (b) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (c) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (d) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“Secured Debt” of a Person means any Debt of such Person secured by a Lien on assets or property of such Person permitted to be Incurred under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means a public or private transfer, sale or financing of Funding Assets by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Funding Assets including any such transaction involving the sale of specified Funding Advances or loans to a Funding Entity.

“Servicing Rights” means credit card or other loan, or associated receivable, servicing rights entitling the holder to service the loans, including, for the avoidance of doubt, the right of such person to receive cash flows in its capacity as servicer of any receivable or pool of receivables, and any interests in such right, together with any assets related thereto that are of the type transferred in connection with securitization transactions involving assets such as, or similar to, servicing rights, and any collections or proceeds thereof, including all contracts and contract rights, security interests, financing statements or other documentation in respect of such servicing rights, all general intangibles under or arising out of or relating to such servicing rights, and any guarantees, indemnities, warranties or other obligations in respect of such servicing rights.

“Settlement” means the transfer of cash or other property with respect to any credit, charge or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Debt” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Liens” means any Lien relating to any Settlement or Settlement Debt (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for and in the amount of a Settlement made or arranged, or to be made or arranged, by such Person.

“Short Derivative Position” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X promulgated under the Securities Act, but shall not include any Unrestricted Subsidiary.

“Standard Funding Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in connection with any Funding Debt, including, without limitation, those relating to the investment management, servicing or other administration of the assets of a Funding Entity (so long as, in the case of any such arrangements relating to a Funding Entity that is not a Restricted Subsidiary, such arrangements comply with Section 4.11(b) hereof).

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the Voting Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” refers to a Subsidiary of the Company.
“Supplemental Indenture” means, for purposes of Section 4.15 hereof, a supplemental indenture substantially in the form attached as Exhibit E hereto.

“Surviving Entity” has the meaning set forth in Section 5.01(a) hereof.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements, or any other similar transactions or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Tangible Net Worth” means, with respect to any Person as of any date of determination, total stockholders’ equity of such Person and its Restricted Subsidiaries minus the sum of goodwill and intangible assets (net), in each case as those items appear on the most recent annual or quarterly consolidated balance sheet of such Person and its Restricted Subsidiaries on such date, all as determined in accordance with GAAP.

“Total Assets” means, with respect to any Person, as of any date of determination, the total assets of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter for which an internal consolidated balance sheet of such Person and its Restricted Subsidiaries is available.

“Treasury Management Agreements” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, funds transfer, automated clearinghouse, zero balance accounts, cash pooling (including notional cash pooling), returned check, concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services, commercial credit cards, merchant card services, purchase or debit cards (including noncard e-payables services), and any other deposit or operating account relationships or other treasury, cash management or similar services, and in each case including any associated lines or extensions of credit and related customary guarantees, collateral and security arrangements and other credit support.

“Treasury Rate” means, with respect to the Notes, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 15, 2028; provided, however, that if the period from such Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trigger Period” means the period commencing on the first public announcement by the Company of an arrangement that could result in a Change of Control until the end of the 60-day period following the public notice of the consummation of the Change of Control; provided, that if the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies, such 60-day period shall be extended until the first to occur of (x) the date that such Rating Agency announces the results of its review and (y) the date that is 180 days after consummation of the Change of Control.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended.

“Trustee” means U.S. Bank Trust Company, National Association, as trustee under this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by an Officers’ Certificate where neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding, in each case, Customary Recourse Exceptions, the grant of Liens described in clause (33) of the definition of the term “Permitted Liens” and, in the case of a Funding Entity, any Funding Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except, in each case, Customary Recourse Exceptions, the grant of Liens described in clause (33) of the definition of the term “Permitted Liens” and, in the case of a Funding Entity, any Funding Debt); and

(2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

“Verification Covenant” has the meaning set forth in Section 6.02(e) hereof.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person, taking into account the voting power of such securities, entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person (other than securities or interests having such power only by reason of the happening of a contingency).

Section 1.02    Rules of Construction

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) words used herein implying any gender shall apply to both genders;

(7)“herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(8) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

(9) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(10) references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires; and

(11) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

Section 1.03    Incorporation by Reference of Trust Indenture Act

Whenever this Indenture expressly refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. Unless and until this Indenture has been qualified under the Trust Indenture Act, provisions of the Trust Indenture Act not expressly incorporated by reference in this Indenture will not be applicable and will not be a part of this Indenture.

If and to the extent relevant, the following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04    Limited Condition Transactions

When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event) and, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Debt, for example, whether such Debt is committed, issued or Incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Debt and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales).

For the avoidance of doubt, if the Company has made an LCT Election: (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with (or satisfied) as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Tangible Net Worth or Total Assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will be deemed not to have been exceeded or failed to have been complied (or satisfied) with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will be deemed not to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

ARTICLE 2
The Notes

Section 2.01.    Amount of Notes.

The Trustee shall initially authenticate and deliver the Initial Notes for original issue on the Issue Date in an aggregate principal amount of $500,000,000 of the Notes upon a written order of the Company in the form of a Company Order. In addition, at any time and from time to time, the Trustee shall upon a written order of the Company in the form of a Company Order authenticate and deliver any additional Notes (“Additional Notes”) in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture, including, without limitation, Section 4.09 hereof). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. All the Notes issued under this Indenture shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, waivers, amendments, offers to purchase, redemptions or otherwise as the Initial Notes. If any Additional Notes are not fungible with any other Notes for United States federal income tax purposes or if the Company otherwise determines that any Additional Notes should be differentiated from any other Notes, such Additional Notes will have a separate CUSIP number, provided that, for the avoidance of doubt, such Additional Notes will still constitute a single series with all other Notes issued hereunder for all purposes.

Notwithstanding anything else in this Indenture to the contrary, at the Company’s option, Additional Notes may be issued, subject to the preceding paragraph, with the same CUSIP number as the Initial Notes and without the Private Placement Legend, provided that the Company has furnished an Opinion of Counsel to the Trustee confirming that such issuance would not conflict with federal and state securities laws and the rules and regulations of the Commission.

Section 2.02. Form and Dating; Terms.

(a)     The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)     Global Notes shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Certificated Notes shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each

Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.03. Execution and Authentication.
The Notes shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer (or acting Chief Executive Officer), Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President or Treasurer. The signature of any of these officers on the Notes may be manual, facsimile or in electronic form.

If an officer whose signature is on a Note was an officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12 hereof, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

At any time and from time to time after execution and delivery of this Indenture, subject to the terms of this Indenture, the Trustee shall, upon written order of the Company in the form of a Company Order, authenticate and deliver Notes. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

Section 2.04. Registrar and Paying Agent.
The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent, and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.06 hereof.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture, and the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes; provided, that the Corporate Trust Office of the Trustee shall not be a place of service of legal process on the Company. The Company may change any Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Section 2.05. Paying Agent To Hold Money in Trust.
Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by any Paying Agent need not be segregated except as required by law and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold such money in a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2) hereof or upon any bankruptcy or insolvent reorganization proceeding relating to the Company, upon written request to a Paying

Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders as of the May 1 or November 1, as applicable, immediately preceding such Interest Payment Date or such other date as the Trustee requests and the Company shall otherwise comply with Trust Indenture Act Section 312(a); provided that, if and as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.07. Transfer and Exchange.
(a)     Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.07, a Global Note may be transferred, in whole and not in part, only by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Certificated Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days, (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes under this Indenture and the Depositary shall have requested the issuance of Certificated Notes or (iii) subject to the procedures of the Depositary, the Company, at its option, notifies the Trustee in writing that the Company elects to cause the issuance of the Certificated Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections Section 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Certificated Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.07(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (h) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate certifying that the Restricted Period may be terminated in accordance with Regulation S. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(1).

(2)     All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(1) hereof, the transferor of such beneficial interest must deliver or cause to be delivered to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Certificated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate certifying that the Restricted Period may be terminated in accordance with Regulation S. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.07(g) hereof.

(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(2) hereof and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(2) hereof and the Registrar receives the following:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)     if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
if th

and, in each such case set forth in this paragraph, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this paragraph at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order, the Trustee shall, in accordance with Section 2.03 hereof, authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to the paragraph above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)     Transfer or Exchange of Beneficial Interests for Certificated Notes.

(1)     Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.07(a) hereof and receipt by the Registrar of the following documentation:

(A)     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)     if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)     if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the applicable principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.07(a) hereof and the Registrar receives the following:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial if the
interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Unrestricted Certificated Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.07(a) hereof and satisfaction of the conditions set forth in Section 2.07(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Person designated in the instructions a Unrestricted Certificated Note in the applicable principal amount. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Certificated Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(3) shall not bear the Private Placement Legend.

(d)    Transfer and Exchange of Certificated Notes for Beneficial Interests.

(1)    Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such Restricted Certificated Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)    if such Restricted Certificated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(2)    Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note and the Registrar receives the following:
(i) if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the if the
Unrestricted Global Note, a certificate from such Holder substantially in the form                             of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)    if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
if the

and, in each such case set forth in this paragraph, if the Registrar or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(2), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)    Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Unrestricted Certificated Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order, the Trustee shall, in accordance with Section 2.03 hereof, authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Certificated Notes so transferred.

(e)    Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer substantially in the form of Exhibit B attached hereto, duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e):

(1)    Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to a QIB in accordance     with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(C)    if the transfer will be made pursuant to any other exemption         from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinions of Counsel required by item (3) thereof, if applicable.

(2)    Restricted Certificated Notes to Unrestricted Certificated Notes. Any     Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note and the Registrar receives the following:

(i)    if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)    if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
if the

and, in each such case set forth in this paragraph, if the Registrar or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(f)    Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)    Private Placement Legend.

(A)    Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE

UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

(B)    Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or for beneficial interests in another Global Note, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(1)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon receipt of a Company Order in accordance with Section 2.03 hereof or at the Registrar’s request.

(2)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 2.11, 3.06, 4.10, 4.13 and 8.04 hereof).

(3)    Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)    All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(5)    The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 30 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a regular record date and the next succeeding Interest Payment Date.

(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)    Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(8)    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency; provided that such exchange is made in accordance with this Section 2.07. Whenever any Global Notes or Certificated Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Certificated Notes which the Holder making the exchange is entitled to in accordance with the provisions of this Section 2.07.

(9)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(10)    None of the Trustee, Registrar or any Agent shall have an obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Notes pursuant to the terms hereof or under applicable law, other than to require delivery of such certificates, documentation or other evidence as are expressly required by, and to do so if and when expressly required by, this Indenture or the terms of the Notes. The Company, the Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Company, the Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Company, Trustee or Agents shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

Section 2.08.    Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Company, the Trustee, the Registrar or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Company for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Company.

Section 2.09.    Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02 hereof, on or after the date on which the conditions set forth in Section 9.01 or 9.02 hereof have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on any Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10.    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any other Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any of their respective Affiliates.

Section 2.11.    Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12.    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and such surrendered Notes shall be destroyed (subject to the record retention requirements of the Exchange Act and the Trustee). The Trustee shall deliver a certificate to the Company with respect to canceled certificates upon written request. The Company may not reissue or resell, or issue new Notes to replace Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation (other than in accordance with this Indenture).

Section 2.13.    Defaulted Interest.

If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee and the Paying Agent. At least 10 days before such special record date, the Company shall mail (or send electronically to DTC, in the case of Global Notes) to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14.    CUSIP Number.
The Company in issuing the Notes may use a “CUSIP,” “ISIN” or other similar number, and if so, such CUSIP, ISIN or other similar number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP,

ISIN or other similar number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any such CUSIP, ISIN or other similar number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP, ISIN or other similar number.

Section 2.15.    Deposit of Moneys.

Prior to 11:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on a Global Note shall be payable by the Trustee to the Depositary of such Global Note or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby. If the due date for any payment in respect of the Notes is not a Business Day at the location of the applicable Paying Agent, payment of the amount due will be made on the next succeeding Business Day and no interest shall accrue for the period from such due date to such succeeding Business Day. The principal and interest on Certificated Notes shall be payable, either in person or by mail, at the office of the Paying Agent.
Section 2.16.    Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
ARTICLE 3
Redemption and Prepayment

Section 3.01.    Election To Redeem; Notices to Trustee.

If the Company elects to redeem Notes pursuant to this Article 3, at least three Business Days prior to the date on which the notice of a redemption shall be sent to the Holders (unless a shorter notice period shall be satisfactory to the Trustee), the Company shall notify the Trustee in writing of the Redemption Date and the principal amount of such Notes to be redeemed and the Redemption Price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officers’ Certificate stating that such redemption will comply with the conditions contained this Article 3. Notice given to the Trustee pursuant to this Section 3.01 may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. The Trustee may waive either or both of the time periods set forth in this Section 3.01 or agree to shorter time periods. Other than an optional redemption made by an affirmative election of the Company pursuant to this Section 3.01, no payment, purchase, redemption, repurchase, defeasance, exchange or other acquisition, retirement for value or satisfaction of Notes (including any payment made or deemed made after acceleration of the Notes) shall constitute an optional redemption of the Notes for purposes of Section 3.07 hereof and paragraphs 5 and 7 of the Notes.

Section 3.02.    Selection by Trustee of Notes To Be Redeemed.
If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof in authorized denominations to be redeemed, pro rata, by lot or by any other method customarily authorized by the clearing systems (subject to DTC procedures). No Notes of $2,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a Note of less than $2,000.

The Trustee (or the Registrar, as appropriate) shall promptly notify the Company of the Notes selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

The Trustee shall not be responsible for any actions taken or not taken by DTC pursuant to the Applicable Procedures.

Section 3.03.    Notice of Redemption.
Notices of redemption shall be sent electronically to DTC, in the case of Global Notes, or shall be mailed by first-class mail, in the case of Certificated Notes, not less than 10 nor more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address (with a copy to the Trustee). Notice of redemption may be sent more than 60 days before the Redemption Date in connection with the satisfaction and discharge of this Indenture pursuant to Section 9.01(a) hereof.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

(1)    the Redemption Date;

(2)    the Redemption Price;

(3)    if any Note is to be redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4)    the name and address of the Paying Agent;

(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)    that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)    if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(8)    the aggregate principal amount of Notes that are being redeemed;

(9)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(10)    that no representation is made as to the correctness or accuracy of the CUSIP number, ISIN number or other similar number, if any, listed in such notice or printed on the Notes; and

(11)    the conditions, if any, to the redemption.

At the Company’s written request made at least five Business Days prior to the date on which notice is to be given (unless a shorter notice shall be agreed to by the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

Section 3.04.    Effect of Notice of Redemption.
Once the notice of redemption described in Section 3.03 hereof is mailed or given electronically in the manner provided in Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date unless, in the case of a conditional redemption, the notice is rescinded if any or all of the conditions have not been satisfied and at the Redemption Price plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price plus interest accrued to the Redemption Date; provided that (a) if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and (b) if a Redemption Date is on a day other than a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed or given electronically in the manner provided in Section 3.03 hereof, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05.    Deposit of Redemption Price.
On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Trustee or the Paying Agent in immediately available funds money, U.S. Government Obligations, which through the scheduled payment in principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or a combination thereof sufficient to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money or U.S. Government Obligations sufficient to pay the Redemption Price of, and accrued interest on, Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of, and, subject to Section Section 3.04(a) hereof, accrued and unpaid interest on, such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.
In the case of Certificated Notes redeemed in part, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon surrender for cancellation of the original Note. In the case of Global Notes redeemed in part, the outstanding balance of any such Global Note shall be adjusted by the Trustee to reflect such redemption. On and after the Redemption Date, subject to Section 3.05 hereof, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.07. Optional Redemption.
(a)    The Notes may be redeemed, in whole or in part, at any time on or after May 15, 2028 at the option of the Company upon not less than 10 nor more than 60 days’ prior notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on May 15 of the years indicated:

Year	Redemption Price
2028	103.375%
2029	101.688%
2030 and thereafter	100.000%

(b)    In addition, prior to May 15, 2028, the Notes may be redeemed, in whole or in part, at any time, at the option of the Company upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent electronically in accordance with the procedures of DTC for Global Notes (with a copy to the Trustee), at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

(c)    In addition to the optional redemption provisions of the Notes described in clauses (a) and (b) of this Section 3.07, prior to May 15, 2028, the Company may, with an amount equal to the net cash proceeds of one or more Qualified Equity Offerings, redeem up to 40% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date); provided that at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 180 days following the closing of any such Qualified Equity Offering.

(d)    The Notes may also be redeemed in certain circumstances as described in Section 4.13(h) hereof.

(e)    Any redemption pursuant to this Section 3.07 or Section 4.13(h) hereof shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(f)    Notice of any redemption, whether in connection with a Qualified Equity Offering, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering or other transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

Section 3.08. Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
Covenants

Section 4.01.    Payment of Principal, Premium and Interest.
The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

Section 4.02    Maintenance of Office or Agency.
The Company will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided, the at the Corporate Trust Office of the Trustee shall not be a place for service of legal process on the Company.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.    Provision of Financial Information.
(a)    Whether or not required by the Commission, from and after the Issue Date for so long as any Notes are outstanding, the Company will furnish to the Trustee:

(1)    within 120 days after the end of each fiscal year ending after the Issue Date (or if such day is not a Business Day, on the next succeeding Business Day), all financial statements that would be required to be contained in an annual report with the Commission on Form 10-K, or any successor or comparable form, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants;

(2)     within 60 days after the end of each of the first three fiscal quarters of each fiscal year ending after the Issue Date (or if such day is not a Business Day, on the next succeeding Business Day), all financial statements that would be required to be contained in a an annual report with the Commission on Form 10-Q, or any successor or comparable form, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(3)     promptly after the occurrence of any of the following events, all current reports that would be required to be filed with the Commission on Form 8-K as in effect on the Issue Date (if the Company had been a reporting company under Section 15(d) of the Exchange Act); provided, however, that the foregoing shall not obligate the Company to make available (i) any information regarding the occurrence of any of the following events if the Company determines in its reasonable determination that such event would otherwise be required to be disclosed is not material to the Holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries taken as a whole, (ii) an exhibit or summary of the terms of any employment or compensatory agreement, agreement, plan or understanding between the Company or any of its Subsidiaries and any director, officer or manager of the Company or any of its Subsidiaries, (iii) copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K or (iv) any trade secrets, privileged or confidential information obtained from another Person and competitively sensitive information:

(A)    the entry into or termination of material agreements;

(B)    significant acquisitions or dispositions (which shall only be with respect to acquisitions or dispositions that are significant pursuant to the definition of “Significant Subsidiary”);

(C)    bankruptcy;

(D)    cross-default under direct material financial obligations;

(E)    a change in the Company’s certifying independent auditor;

(F)    the appointment or departure of directors or executive officers (with respect to the principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer only);

(G)    non-reliance on previously issued financial statements; and

(H)    change of control transactions,

In the case of each of clauses (a)(1), (a)(2) and (a)(3) above, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below and subject to exceptions consistent with the presentation of information in the Offering Memorandum; provided, however, that the Company shall not be required to provide (i) segment reporting and disclosure (including any required by FASB Accounting Standards Codification Topic 280), (ii) separate financial statements or other information contemplated by Rules 3-05, 3-09, 3-10, 3-16 or 4-08 of Regulation S-X (or any successor provisions) or any schedules required by Regulation S-X, (iii) information required by Regulation G under the Exchange Act or Item 10, Item 302, Item 402 or Item 601 of Regulation S-K (or any successor provision), (iv) XBRL exhibits, (v) earnings per share information, (vi) information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, and (vii) other information customarily excluded from an offering memorandum, including any information that is not otherwise of the type and form currently included in the Offering Memorandum. In addition, notwithstanding the foregoing, the Company will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K (or any successor provision). To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders pursuant to Section 6.01 hereof if Holders of at least 30% in aggregate principal amount of the then outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Company shall agree that, for so long as any Notes are outstanding, it shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b)    Substantially concurrently with the furnishing of such information to the Trustee pursuant to clauses (a)(1), (a)(2) and (a)(3) of this Section 4.03, the Company shall also post copies of such information on a website (which may be nonpublic, require a confidentiality acknowledgement and may be maintained by the Company or a third party) to which access will be given to Holders, bona fide prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), and securities analysts (to the extent providing analysis of an investment in the Notes) and market making financial institutions that are reasonably satisfactory to the Company who agree to treat such information and reports as confidential; provided that the Company may deny access to any competitively sensitive information and reports otherwise to be provided pursuant to this paragraph to any Holder, bona fide prospective investors, security analyst or market maker that is a competitor of the Company and its Subsidiaries to the extent that the Company determines in good faith that the provision of such information and reports to such Person would be competitively harmful to the Company and its Subsidiaries. The Company may condition the delivery of any such reports to such Holders, prospective investors in the Notes and securities analysts and market making financial institutions on the agreement of such Persons to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports (and the information contained therein) and information for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such reports (and the information contained therein) and information.

Notwithstanding anything to the contrary set forth in this Section 4.03, if the Company has furnished to the Holders of Notes or filed with the Commission the reports described in this Section 4.03 with respect to the Company, the Company shall be deemed to be in compliance with the provisions of this section.

Delivery of reports, information and documents to the Trustee is for informational purposes only, and receipt of such reports and documents will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with any of the covenants hereunder to determine whether any such reports, information or documents are available on the Commission’s EDGAR system or otherwise, to examine such reports, information, documents and other reports to ensure compliance with the provisions herein, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.

Section 4.04.    Corporate Existence.

Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

Section 4.05.    Money for Notes Payments To Be Held in Trust.

(a)    If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each Maturity Date or Interest Payment Date on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

(b)    Whenever the Company shall have a Paying Agent for the Notes, it will, prior to 11:00 a.m., New York City time, on the Maturity Date or each Interest Payment Date on the Notes, deposit with the Paying Agent in immediately available funds a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

(c)    The Company will cause the Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.05, that the Paying Agent will:
(1)    hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)    give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

(3)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.

(d)    The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or the Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or the Paying Agent; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money or U.S. Government Obligations.

(e)    Subject to applicable abandoned property law, any money or U.S. Government Obligations deposited with the Trustee or the Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money or U.S. Government Obligations, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.06.    [Resvered].

Section 4.07.    Money for Notes Payments To Be Held in Trust.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(1)    no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof; and

(2)    after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (14), (15), (16), (17), (18), (19) and (21) of Section 4.07(b) hereof) shall not exceed the sum (without duplication) of (all such calculations being made as if this Section 4.07 had been in effect as of the Issue Date and at all times thereafter):

(A)    $100 million, plus

(B)     50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period (taken as one accounting period) from January 1, 2024 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment (or, if Consolidated Net Income shall be a deficit, zero shall be used), plus

(C)    100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than the exercise by a Restricted Subsidiary), plus

(D)    100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances, or any sale or disposition of such Investments, repurchases or redemptions of Investments, releases of guarantees and reclassifications of Investments as Permitted Investments (but only to the extent such items are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person, plus

(E)    to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary, an amount equal to the sum of (i) the return, after the Issue Date, on Investments in such Unrestricted Subsidiary made after the Issue Date as a result of dividends, distributions, cancellation of indebtedness for borrowed money owed by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from such Unrestricted Subsidiary, any sale for cash, repayment, redemption, liquidating distribution or other cash and (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary.

(b)    Notwithstanding Section 4.07(a) hereof, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clause (21) of this Section 4.07(b), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(1)    the payment of any dividend or other distribution on Capital Interests in the Company or a Restricted Subsidiary or the consummation of any irrevocable redemption within 65 days after the declaration of such dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of such declaration or notice, such payment would have been permitted by this Section 4.07;

(2)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Qualified Capital Interests of the Company;

(3)    the purchase, repurchase, redemption, defeasance or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee by conversion into, or by or in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of, (x) new subordinated Debt of the Company or a Guarantor Incurred in accordance with this Indenture or (y) Qualified Capital Interests of the Company;

(4)    the purchase, redemption, defeasance, retirement or other acquisition for value of Capital Interests in the Company or any Subsidiary held by former, current or future directors, officers, employees or consultants of the Company or any Restricted Subsidiary (or their respective estates, heirs, family members, spouses, former spouses or beneficiaries under their estates or other permitted transferees) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued, including any purchase or deemed purchase resulting from any forfeiture of Capital Interests in the Company or any Subsidiary; provided that the aggregate cash consideration paid for such purchase, redemption, defeasance, retirement or other acquisition of such Capital Interests does not exceed $25.0 million in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company to directors, officers and employees of the Company and its Restricted Subsidiaries and such other persons that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.07(a)(2) hereof; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (4) in any calendar year and, to the extent any payment described under this clause (4) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(5)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Interests deemed to occur upon (A) the exercise of stock options, warrants or other convertible or exchangeable securities or (B) the withholding of a portion of such Capital Interests to pay for the taxes payable by such Person on account of such grant or award;

(6)    the extension of credit that constitutes intercompany Debt, the Incurrence of which was permitted pursuant to Section 4.09 hereof;

(7)    payments arising out of the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary, including upon conversion of Convertible Notes, or in connection with any merger, consolidation, amalgamation or other combination involving the Company, and all other payments arising out of the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of, or the conversion or exercise of, or otherwise with respect to, the Convertible Notes and all warrants, options and other securities issued, sold or purchased in connection with the issuance of the Convertible Notes or upon conversion or exercise of any of the foregoing, including, in each case, any payments in connection with the termination of any Hedging Obligation or Swap Contract entered into at any time in connection with any Convertible Notes;

(8)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Debt in accordance with provisions substantially similar to those in Sections 4.10 and 4.13 hereof; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9)    the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with Section 4.09 hereof;

(10)    any Restricted Payment used to fund amounts owed to Affiliates, in each case to the extent permitted by Section 4.11 hereof;

(11)    any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Capital Interests of the Company;

(12)    repurchases by the Company or any Restricted Subsidiary of Capital Interests that were not theretofore owned by the Company or a Subsidiary of the Company in any Restricted Subsidiary;

(13)    cash payments, in lieu of issuance of fractional shares, in connection with the conversion, exercise or exchange of warrants, options, Convertible Notes or other securities convertible into, or exercisable or exchangeable for, Capital Interests in the Company or a Restricted Subsidiary;

(14)    the repurchase, redemption or other acquisition of Capital Interests of the Company or any Restricted Subsidiary deemed to occur in connection with paying cash in lieu of fractional shares of such Capital Interests in connection with the declaration and payment of any dividend or distribution consisting of Capital Interests in the Company or Restricted Subsidiary, as applicable;

(15)    the declaration and payment of any dividend or distribution consisting of Capital Interests in, Debt or other securities of, or assets or property received from, an Unrestricted Subsidiary;

(16)    payments to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger, amalgamation, arrangement or disposition of assets in a transaction not prohibited by this Indenture;

(17)    payments of fees, including by means of discounts with respect to interests issued or sold, in connection with Funding Debt Transactions;

(18)    the making of any Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including the Incurrence of any Debt to finance such payment), the Consolidated Non-Funding Debt to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries would not exceed 0.75 to 1.0;

(19)    the making of any other Restricted Payments in an aggregate amount not to exceed the greater of (i) 2.50% of Total Assets of the Company (as of the end of the last fiscal quarter for which financial information in respect thereof is available immediately preceding the date of the making of such Restricted Payment) and (ii) $550.0 million;

(20)    [reserved];

(21)    and (A) the declaration after the Issue Date of dividends to holders of Common Interests of the Company and (B) the purchase of Common Interests of the Company, in an aggregate amount during any fiscal year pursuant to this clause (21) of up to the greater of (i) $275.0 million and (ii) 1.25% of Total Assets of the Company (as of the end of the last fiscal year for which financial information in respect thereof is available immediately preceding the date of such declaration or purchase, as applicable).

For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment (or a portion thereof) meets the criteria of more than one of the types of Restricted Payments described above and/or one or more of the clauses contained in the definition of “Permitted Investments” or is entitled to be made pursuant to Section 4.07(a) hereof, the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such Restricted Payment in any manner such that Restricted Payment would be permitted to be made at the time of such classification or reclassification, as applicable.

(c)    If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements.

(d)    If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 4.07(a)(2) hereof, in each case to the extent such Investments would otherwise be so counted.

(e)    For purposes of this Section 4.07, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Section 4.08.    Limitation on Dividend and Other Payment Restrictions Affecting Insured Subsidiaries.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any consensual encumbrance or restriction (other than pursuant to Regulatory Requirements) on the ability of any Insured Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary or (iii) sell, lease or transfer any of its property or assets to the Company or any of its Restricted Subsidiaries.

(b)    Section 4.08(a) hereof shall not apply to the following encumbrances or restrictions:
(1)    encumbrances and restrictions in existence on the Issue Date, including those required by the Credit Agreement;

(2)    encumbrances and restrictions under this Indenture, the Notes and the Note Guarantees;

(3)    customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, Joint Venture agreements and other similar agreements;

(4)    encumbrances and restrictions required by any Regulatory Requirement or any Regulatory Authority;

(5)    customary restrictions in agreements governing Liens permitted to be incurred under this Indenture, including Section 4.12 hereof; provided that such restrictions relate solely to the property subject to such Lien;

(6)    encumbrances and restrictions contained in any merger agreement or any agreement for the sale or other disposition of an asset, including the Capital Interests or other securities or obligations of a Subsidiary, provided that such disposition is made in compliance with this Indenture, including Sections 4.10 and 5.01 hereof;

(7)    restrictions on Eligible Cash Equivalents or other deposits imposed by suppliers, customers or landlords under contracts entered into in the ordinary course or consistent with past practice or arising in connection with any Permitted Liens;

(8)    provisions in leases, subleases, licenses, or sublicenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business or consistent with industry practices or that in the judgment of the Company would not materially impair the Company’s ability to make payments on the Notes when due;

(9)    restrictions or conditions contained in any trading, netting, operating, construction, service, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are subject to the agreement, the payment rights thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(10)    encumbrances and restrictions contained in contracts (other than relating to Debt) entered into in the ordinary course of business that do not, in the aggregate, detract from the value of the property or assets of the Company or any Restricted Subsidiary in any material manner (including non-assignment provisions or restrictions on subletting and sublicensing in leases and licenses);

(11)    encumbrances and restrictions contained in agreements governing Debt permitted to be Incurred under this Indenture, including Section 4.09 hereof;

(12)    in the case of the redesignation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary (but, in each such case, not created in contemplation thereof);

(13)    any encumbrance or restriction contained in any agreement, instrument or Capital Interest of a Person, or with respect to any property or asset, acquired after the Issue Date (including by merger or consolidation) as in effect at the time of such acquisition (except to the extent such agreement, instrument or Capital Interest was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or any property or assets, as applicable, other than the Person or the property or assets so acquired;

(14)     any encumbrance or restriction created in connection with any Funding Debt, or with respect to any Funding Assets, or applicable to any Funding Entity formed in connection therewith (including encumbrances and restrictions on Restricted Subsidiaries other than the Funding Entities related to such Funding Debt);

(15)    encumbrances and restrictions contained in customary lock-up agreements entered into in connection with a proposed sale or issuance of Capital Interests;

(16)    customary encumbrances and restrictions contained in Swap Contracts, Hedging Obligations and Treasury Management Agreements;

(17)    encumbrances and restrictions arising out of Preferred Interests relating to the payment of dividends and distributions with respect to other Capital Interests; and

(18)     encumbrances and restrictions contained in any agreement or instrument or Capital Interest that amends, modifies, restates, renews, increases, supplements, refunds, replaces, extends or refinances any agreement, instrument or Capital Interest described in clauses (1) through (18) of this Section 4.08(b), from time to time, in whole or in part, provided that the encumbrances or restrictions set forth therein are not materially more restrictive, taken as a whole, than those contained in the predecessor agreement, instrument or Capital Interest.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions and accessions thereto, assets and property affixed or appurtenant thereto, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

(c)    Nothing contained in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.12 hereof or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with Sections 4.09 and 4.12 hereof.

Section 4.09.    Limitation on Incurrence of Non-Funding Debt.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Non-Funding Debt (including Acquired Debt that is Non-Funding Debt); provided, however, that the Company and any Restricted Subsidiary may Incur Non-Funding Debt (including Acquired Debt that is Non-Funding Debt) if, immediately after giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to the Incurrence of such Non-Funding Debt and the receipt and application of the proceeds therefrom, (i) the Consolidated Non-Funding Debt to Tangible Net Worth Ratio of the Company and its Restricted Subsidiaries would not be greater than 1.0 to 1.0 and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Non-Funding Debt.

(b)    If the Debt that is the subject of a determination under this provision is Acquired Debt, Debt Incurred in connection with the acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred on the last day of the most recent fiscal quarter for which financial information in respect thereof is available) to the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries.

(c)    Notwithstanding the provisions of Section 4.09(a) hereof, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

(d)    For purposes of determining any particular amount of Debt under this Section 4.09, (x) Debt outstanding under the Credit Agreement on the Issue Date shall at all times be treated as Incurred pursuant to clause (1) of the definition of “Permitted Debt” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under Section 4.09(a) hereof, the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Debt in any manner such that the item of Debt would be permitted to be incurred at the time of such classification or reclassification, as applicable.

(e)    The accrual of interest or dividends, the accretion of principal, accreted value or liquidation preference, the amortization of original issue discount or debt discount, the payment of interest on Debt in the form of additional Debt, the payment of dividends on Capital Interests in the form of additional shares of Capital Interests with the same terms, the obligation to pay a premium in respect of Debt or a Capital Interest arising in connection with the issuance of a notice of redemption or the making of a mandatory change of control offer or asset sale offer for such Debt or Capital Interest, increases in the amount of Debt outstanding solely as a result of fluctuations in market value, exchange rates or currency values, and unrealized losses or charges in respect of Hedging Obligations or Swap Contracts, in each case will be deemed not to be an Incurrence of Debt or an issuance of Capital Interests for purposes of this Section 4.09.

(f)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt or any other covenant, limitation or ratio in this Indenture, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred. Notwithstanding any other provision of this Indenture, the maximum amount of Debt that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded, nor shall any other covenant, limitation or ratio in this Indenture be deemed to be breached or exceeded, solely as a result of fluctuations in market value, exchange rates or currency values.

(g)    Debt will not be considered subordinate in right of payment to any other Debt solely by virtue of being unsecured, secured with a subset of the collateral securing such other Debt or with different collateral, secured to a greater or lesser extent or secured with greater or lower priority, by virtue of structural subordination, by virtue of maturity date, order of payment or order of application of funds, or by virtue of not being guaranteed by all guarantors of such other Debt, and any subordination in right of payment must be pursuant to a written agreement or instrument.

(h)    Debt permitted by this Section 4.09 (including pursuant to the definition of “Permitted Debt”) need not be permitted solely by reference to one provision (or clause of “Permitted Debt”) permitting such Debt but may be permitted in part by one such provision (or clause of “Permitted Debt”) and in part by one or more other provisions of this covenant (or any clause of “Permitted Debt”) permitting such Debt.

(i)    For all purposes under this Indenture, including for purposes of calculating the Consolidated Non-Funding Debt to Tangible Net Worth Ratio, in connection with the incurrence, issuance or assumption of any Debt or the incurrence or creation of any Lien pursuant to the definition of “Permitted Liens,” the Company may elect, at its option, to treat all or any portion of the committed amount of any Debt (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be (any such committed amount elected until revoked as described in this Section 4.09(i), the “Reserved Debt Amount”), as being incurred as of such election date, and, if such Consolidated Non-Funding Debt to Tangible Net Worth Ratio or other provision of this Indenture, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this Section 4.09 or the definition of “Permitted Liens,” as applicable, whether or not the Consolidated Non-Funding Debt to Tangible Net Worth or other provision of this Indenture, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided, that for purposes of subsequent calculations of the Consolidated Non-Funding Debt to Tangible Net Worth or other provision of this Indenture, as applicable, the Reserved Debt Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Company revokes an election of a Reserved Debt Amount.

Section 4.10.    Limitation on Asset Sales.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:
(i)    the Company or such Restricted Subsidiary, as the case may be, receives consideration from such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of or Capital Interests issued or sold (in each case, such Fair Market Value to be determined by the Company on the date of contractually agreeing to such Asset Sale); and

(ii)    except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Eligible Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this Section 4.10(a)(2) and for no other purpose:

(A)    any liabilities (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if Incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such Incurrence or accrual had taken place on the date of such balance sheet, as determined by the Company) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, (i) for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing or (ii) in respect of which neither the Company nor any Restricted Subsidiary following such Asset Sale has any obligation,

(B)    any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 365 days following the closing of such Asset Sale, and

(C)    any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) 1.0% of Total Assets of the Company and its Subsidiaries at the time of the receipt of such Designated Non-cash Consideration and (ii) $200.0 million, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)    Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale, or other funds,

(1)    to permanently reduce:

(A)    obligations under Credit Facilities or under any Debt of the Company or the Guarantors that is not subordinated in right of payment to the Notes (and, to the extent the obligations being reduced constitute revolving credit obligations, to correspondingly reduce commitments with respect thereto); or

(B)    Debt of a Restricted Subsidiary that is not a Guarantor, other than Debt owed to the Company or another Restricted Subsidiary;

provided, however, that to the extent the Company redeems, repays or repurchases any unsecured Debt pursuant to clause (1)(A), the Company shall equally and ratably reduce obligations under the Notes as provided by Section 3.07 hereof or through open-market purchases or privately negotiated transactions at market prices (which may be below par);
(2)    to make an Asset Sale Offer; or

(3)    to make any combination of (A) an Investment in all or substantially all of the assets (including Funding Assets) of one or more businesses, (B) an Investment in the Capital Interests of one or more businesses, provided that such business is a Restricted Subsidiary or such Investment results in such business becoming a Restricted Subsidiary, (C) capital expenditures or (D) acquisitions of other assets (including Funding Assets), in each of (A) through (D), that are used or useful in a Permitted Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (3) of this Section 4.10(b), a binding commitment (which may be subject to customary conditions) shall be treated as a permitted application of funds from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such funds will be applied to satisfy such commitment within 180 days after the end of the 450-day period described above (an “Acceptable Commitment”); provided, further, that if any Acceptable Commitment is later cancelled or terminated for any reason before such funds are so applied, then, to the extent the 450-day period referred to in the first sentence of this paragraph has lapsed, such unapplied amount shall constitute Excess Proceeds.

(c)    If the amount of Net Proceeds from Asset Sales exceeds the amount invested, expended or applied as provided and within the time periods set forth in clause (b) of this Section 4.10, such excess amount will be deemed to constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $150.0 million, the Company shall make an offer to all Holders of the Notes, and, if required (or at the Company’s election, if permitted) by the terms of any other Debt that ranks pari passu in right of payment with the Notes (“Pari Passu Debt”), to the holders of any such Pari Passu Debt (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and, in the case of Pari Passu Debt, at the offer price required by the terms thereof, in accordance with the agreements governing such Pari Passu Debt. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $150.0 million by sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.

(d)    To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes and Pari Passu Debt tendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the agent for such Pari Passu Debt, as applicable, shall select such Pari Passu Debt to be purchased by lot, pro rata or by any other method customarily authorized by clearing systems (so long as an authorized denomination results therefrom) based on the accreted value or principal amount of the Notes or such Pari Passu Debt tendered. Additionally, the Company may, at its option, make an Asset Sale Offer using funds in an amount equal to the amount of Net Proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $10.0 million. Upon completion of any Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e)    Pending the final application of any Net Proceeds pursuant to this Section 4.10, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Debt outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(f)    Notwithstanding anything to the contrary in this Section 4.10, all references herein to “Net Proceeds” and “Excess Proceeds” shall be deemed to mean cash in an amount equal to the amount of Net Proceeds or Excess Proceeds, as applicable, but not necessarily the actual cash received from the relevant Asset Sale. The Company and its Subsidiaries shall have no obligation to segregate, trace or otherwise identify Net Proceeds or Excess Proceeds (other than the amounts thereof), it being agreed that cash is fungible and that the Company’s obligations under this Section 4.10 may be satisfied by the application of funds from other sources.

(g)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and all Regulatory Requirements, in each case to the extent such laws, regulations or Regulatory Requirements are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations or Regulatory Requirements conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and Regulatory Requirements and shall be deemed not to have breached its obligations described in this Indenture by virtue thereof.

Section 4.11.    Limitation on Transactions with Affiliates.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with (which term, for purposes of this Section 4.11, shall include “for the benefit of” where appropriate in the context) any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

(b)    The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of clause (a) of this Section 4.11:

(1)    any employment, consulting or other compensation arrangement or agreement, employee or compensation benefit plan, officer or director compensation or indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)    transactions between or among the Company and/or its Restricted Subsidiaries;

(3)    transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, a Capital Interest in, or controls, such Person;

(4)    [reserved];

(5)    any issuance or sale of Qualified Capital Interests of the Company and the granting of registration and other customary rights in connection therewith;

(6)    Restricted Payments that do not violate the provisions of Section 4.07 hereof, Permitted Investments, and payments described in, but excluded from, the definitions of “Restricted Payment” and “Permitted Investments” and their component definitions;

(7)    the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights or Capital Interests to directors, officers, employees and consultants that are approved by the Board of Directors of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(8)    Investments by Affiliates in Qualifying Deposits, securities or loans or other Debt of the Company or any of its Restricted Subsidiaries (and payment of out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (ii) payments to Affiliates in respect of Qualifying Deposits, securities or loans or Debt of the Company or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such Qualifying Deposits, securities or loans or other Debt;

(9)    the existence of, or the performance by the Company or any of its Restricted Subsidiaries under the terms of, any agreement or instrument as in effect on the Issue Date or any amendment thereto (so long as any such agreement or instrument together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement or instrument as in effect on the Issue Date) or any transaction contemplated thereby;

(10)    transactions that are necessary or advisable in order to comply with Regulatory Requirements;

(11)    transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(12)    transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business that are fair to the Company and its Restricted Subsidiaries in the good faith judgment of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(13)    intellectual property licenses and research and development agreements in the ordinary course of business;

(14)    any transaction with a Funding Entity that is not prohibited under this Indenture;

(15)    payments of reasonable fees, expenses and indemnity to, and loans (or cancellation of loans) to, former, current and future employees, officers, directors, management personnel or consultants of the Company or any of its Subsidiaries and employment agreements, collective bargaining agreements, stock option plans, benefit plans, other similar arrangements and related trust arrangements with such Persons which, in each case, are approved by the Company in good faith;

(16)    payments to and from, and transactions with, any Joint Venture in the ordinary course of business;

(17)    transactions with Persons solely in their capacity as holders of a minority of any class of Debt or Capital Interests of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of such class of Debt or Capital Interests of the Company or such Restricted Subsidiary generally;

(18)    any transaction with any Person who is not an Affiliate of the Company immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(19)    transactions permitted by, and complying with, Section 5.01 hereof;

(20)    transactions between the Company or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any of its Subsidiaries, if such director abstains from voting as a director of the Company or such Subsidiary, as the case may be, on any matter involving such other Person;

(21)    and pledges of Capital Interests in, or Debt of, Unrestricted Subsidiaries.

Section 4.12. Limitation on Liens.

The Company will not, and will not permit any of the Guarantors to, enter into, create, Incur, assume or suffer to exist any Liens of any kind securing Debt (other than Permitted Liens) on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, without securing the Notes and all other amounts due under this Indenture equally and ratably with (or, at the Company’s election, prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Lien securing the Notes and the Note Guarantees at least to the same extent.

Unless otherwise specified in the relevant security agreement, any Lien securing the Notes or a Note Guarantee granted in satisfaction of the preceding paragraph shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the Lien securing such other Debt or (ii) in the case of any Lien securing a Note Guarantee, upon the termination and discharge of such Note Guarantee in accordance with the terms of this Indenture.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

Section 4.13.     Purchase of Notes Upon a Change of Control Triggering Event.

(a)    If a Change of Control Triggering Event occurs, unless the Company has previously or concurrently sent a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 hereof, the Company will make a written offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Purchase Price”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase.

(b)    The Change of Control Offer will be sent by the Company, (i) in the case of Global Notes, through the facilities of DTC and (ii) in the case of Certificated Notes, by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Change of Control Offer, in the case of each of clauses (i) and (ii), offering to purchase all of the Notes at the purchase price set forth in such Change of Control Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Change of Control Offer shall specify an expiration date (the “Change of Control Expiration Date”) which shall be, subject to any contrary requirements of applicable law, not less than 10 days or more than 60 days after the date of delivery of such Change of Control Offer and a settlement date (the “Change of Control Purchase Date”) for purchase of Notes within five Business Days after the Change of Control Expiration Date. The Company shall notify the Trustee at least 10 days (or such shorter period as is acceptable to the Trustee), in the case of Global Notes, through the facilities of DTC, and, in the case of Certificated Notes, prior to the delivery of the Change of Control Offer of the Company’s obligation to make a Change of Control Offer, and the Change of Control Offer shall be sent by the Company or, at the Company’s written request (given at least five Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee)), by the Trustee in the name and at the expense of the Company; provided, that the Company shall prepare the form of such notice. The Change of Control Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall also state:

(2)    the Section of this Indenture pursuant to which the Change of Control Offer is being made;

(3)    the Change of Control Expiration Date and the Change of Control Purchase Date;

(4)    the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Change of Control Offer;

(5)    the Change of Control Purchase Price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture);

(6)    that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum principal amount of $2,000 (and integral multiples of $1,000 in excess thereof);

(7)    the place or places where Notes are to be surrendered for tender pursuant to the Change of Control Offer, if applicable;

(8)    that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Change of Control Offer will continue to accrue interest at the same rate;

(9)    that, on the Change of Control Purchase Date, the Change of Control Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Change of Control Offer;

(10)    that each Holder electing to tender a Note pursuant to the Change of Control Offer will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Change of Control Offer prior to the close of business on the Change of Control Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(11)    that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Change of Control Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate numbers of the Notes the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(12)    that, if Notes are duly tendered and not withdrawn pursuant to the Change of Control Offer, the Company shall purchase all such Notes; and

(13)    if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

(c)    A Change of Control Offer shall be deemed to have been made by the Company with respect to the Notes if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control Triggering Event, the Company commences a Change of Control Offer for all outstanding Notes at the Change of Control Purchase Price (provided that the running of such 60-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Change of Control Offer is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Change of Control Offer, so long as the Company has used and continues to use its commercially reasonable efforts to make and conclude such Change of Control Offer promptly) and (ii) all Notes properly tendered pursuant to the Change of Control Offer are purchased on the terms of such Change of Control Offer.

(d)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder and all Regulatory Requirements, in each case to the extent such laws, regulations or Regulatory Requirements are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws, regulations or Regulatory Requirements conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and Regulatory Requirements and shall be deemed not to have breached its obligations described in this Indenture by virtue thereof.

(e)    The Company will not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control Triggering Event if (i) a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control Triggering Event in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to Section 3.07 hereof.

(f)    A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of launching the Change of Control Offer.

(g)    On the Change of Control Purchase Date, the Company will, to the extent permitted by law:

(1)    accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)    deposit with the Paying Agent an amount equal to the aggregate Change of Control Purchase Price in respect of all Notes or portions thereof so tendered;

(3)    and deliver, or cause to be delivered, to the Trustee for cancellation of the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Company.

(h)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior written notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem (and the Holders of the remaining Notes shall be deemed to have agreed to surrender) all Notes that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at the Change of Control Purchase Price in respect of the Second Change of Control Payment Date.

Section 4.14.    [Reserved].

Section 4.15.    Additional Note Guarantees.

The Company will cause each of its Domestic Restricted Subsidiaries that Incurs or in any other manner becomes liable for any Non-Funding Debt in an amount of not less than $50.0 million under the Credit Agreement or other Debt Agreement of the Company or a Domestic Restricted Subsidiary, within 30 days thereafter, to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Domestic Subsidiary will guarantee the Company’s obligations under the Notes and this Indenture.

Section 4.16.    Limitation on Designation of Unrestricted Subsidiaries.

(a)    The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

(b)    The Company may designate any Subsidiary to be an Unrestricted Subsidiary if either:

(1)    the Subsidiary to be so designated has Total Assets of $1,000 or less; or

(2)    the Company could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.07 hereof (other than pursuant to Section 4.07(b)(18) hereof) and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

(c)    An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under Section 4.09 hereof and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12 hereof.

Section 4.17.    Covenant Suspension Event.

(a)    If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from any two Rating Agencies (“Investment Grade Status”), and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on that date (the “Covenant Suspension Date”) and continuing until the Reversion Date (as defined below), the Company and its Subsidiaries will not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 4.15 of this Indenture (collectively, the “Suspended Covenants”).

If at any time the Notes cease to have such Investment Grade Status, then the Suspended Covenants will thereafter be reinstated on such date (the “Reversion Date”) as if such covenants had never been suspended and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Status (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. Additionally, upon the achievement of Investment Grade Status, the Excess Proceeds from any Asset Sales shall be reset to zero. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.” During the Suspension Period, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

On the Reversion Date, all Debt Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as Permitted Debt under clause (4) of the definition thereof. On and after the Reversion Date, all Liens created during the Suspension Period will be considered Permitted Liens permitted under clause (1) of the definition thereof. For purposes of calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 hereof. Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.07(a) hereof. For purposes of determining compliance with the covenant described under Section 4.10 hereof, on the Reversion Date, the amount of Excess Proceeds and any other proceeds from all Asset Sales not applied in accordance with such covenant shall be deemed to be reset to zero. Further, any Affiliate Transaction after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (9) of Section 4.11(b) hereof. Additionally, any encumbrance or restriction on the ability of any Restricted Subsidiary to take any action described in clauses (i) through (iii) of Section 4.08(a) hereof that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (1) of Section 4.08(b) hereof.

(b)    In addition, during the Suspension Period any future obligation to grant further Note Guarantees shall be released. All such further obligation to grant Note Guarantees shall be reinstated upon the Reversion Date.

(c)    The Company will provide the Trustee with written notice of such Covenant Suspension Date or a Reversion Date. In the absence of such notice, the Trustee shall assume that no such Covenant Suspension Date or Reversion Date (as applicable) has occurred.

Section 4.18.    Compliance Certificate.

(a)    The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate of the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company has complied in all material respects with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

(b)    So long as any of the Notes are outstanding, the Company will deliver to the Trustee, reasonably promptly after the principal executive officer, the principal financial officer, the principal accounting officer, any corporate executive vice president or the treasurer of the Company becomes aware that a Default or Event of Default has occurred and is continuing, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.19.    Stay, Extension and Usury Laws.

Each of the Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5
Successors

Section 5.01.    Consolidation, Merger, Conveyance, Transfer or Lease.

(a)    The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any other Person, unless:

(1)    either:

(A)    the Company shall be the continuing Person;

(B)    or the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole (such Person, the “Surviving Entity”), (i) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (ii) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture;

(2)    immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)    the Company delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Surviving Entity subject to customary exceptions.

(b)    Notwithstanding the foregoing, failure to satisfy the requirements of clause (2) of Section 5.01(a) hereof will not prohibit:

(1)    a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or

(2)    a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof, so long as the amount of Non-Funding Debt of the Company and its Restricted Subsidiaries is not increased thereby.

(c)    For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Restricted Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

(d)    Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in clauses (a), (b) and (c) of this Section 5.01, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

ARTICLE 6
Defaults and Remedies

Section 6.01.    Events of Default.

Each of the following is an “Event of Default” under this Indenture:

(1)    default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)    default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)    except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms (and, in the case of any such assertion, such default continues for a period of 10 days);

(4)    failure by the Company or any of its Restricted Subsidiaries to comply with Section 5.01 hereof;

(5)    default in the performance, or breach, of any other covenant or agreement of the Company or any Guarantor in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1), (2), (3) or (4) of this Section 6.01), and continuance of such default or breach for a period of 60 days after written notice thereof (or 270 days in the case of such a default or breach under Section 4.03 hereof) has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Notes;

(6)    a default or defaults under any bonds, debentures or notes evidencing Debt, or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary that is a Significant Subsidiary having, individually or in the aggregate, a principal amount outstanding of at least $300.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $300.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7)    the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $300.0 million (in excess of amounts covered by independent third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage) by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8)    the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary):

(A)    commences a voluntary insolvency proceeding;

(B)    consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C)    consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)    makes a general assignment for the benefit of its creditors;

(E)    generally is not paying its debts as they become due;

(F)    or takes any comparable action under any foreign laws relating to insolvency;

provided, however, for the avoidance of doubt, that the dissolution or liquidation of any Restricted Subsidiary into the Company or into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this Section 6.01(8); and

(9)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary insolvency proceeding;

(B)    appoints a Custodian of the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for any substantial part of their property;

(C)    orders the winding-up, liquidation or dissolution of the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary);

(D)    orders the presentation of any plan or arrangement, compromise or reorganization of the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary); or

(E)    grants any similar relief under any foreign laws;

and in each such case the order or decree remains undischarged, unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02.    Acceleration of Maturity; Rescission.

(a)    If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 hereof with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if (i) the rescission would not conflict with any judgment or decree and (ii) all Events of Default, other than the nonpayment of accelerated principal amount of or interest on the Notes, have been cured or waived as provided in this Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b)    In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) of Section 6.01 hereof has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.01 hereof shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

(c)    If an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Notwithstanding the foregoing, a notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration may not be given by the Trustee or Holders of the Notes (or any other action taken on the assertion of any Default) with respect to any action taken, and reported publicly or to Holders of the Notes, more than two years prior to such notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of default or notice of acceleration (or other action). Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”)

provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default, shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate that the Company has instituted litigation with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Company provides the Trustee with an Officers’ Certificate that the Verification Covenant has been satisfied; provided that the Company shall promptly deliver such Officers’ Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by an Officers’ Certificate delivered to the Trustee) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default; provided, however, this shall not invalidate any indemnity or security provided by the Directing Holders to the Trustee which obligations shall continue to survive.

Notwithstanding anything in this clause (e) to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of bankruptcy or similar proceedings shall not require compliance with this clause (e).

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction.

Section 6.03.    Other Remedies.

(a)    If an Event of Default occurs and is continuing, the Trustee is authorized to pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes, as the case may be, or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party. The Trustee is authorized to maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs, including attorneys’ fees and expenses, associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Company.

Section 6.04.     Waiver of Past Defaults and Events of Default.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default under this Indenture and its consequences, except a Default:

(1)    in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to a Change of Control Offer or Asset Sale Offer which has been made by the Company);

(2)    or in respect of a covenant or provision of this Indenture which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby.

Section 6.05.    Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to receipt by the Trustee of security and indemnity satisfactory to the Trustee.
However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability (it being understood that the Trustee has no duty to determine whether any action is prejudicial to any Holder). Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security satisfactory to it against all fees, losses, liabilities and expenses caused by taking or not taking any action.

Section 6.06.    Limitation on Suits.

No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 30% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided security and indemnity satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

Section 6.07.    Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the legal right of any Holder of a Note to receive payment of the principal of (and premium, if any) or interest on such Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder, but (i) the foregoing provisions of this Section 6.07 shall not apply to any action or omission that impairs or affects merely the practical (but not the legal) right of any Holder of a Note to receive any such payment, and (ii) no action or omission that impairs or affects merely the practical (but not the legal) right of any Holder of a Note to receive any such payment shall be prohibited by this Section 6.07 or constitute a breach of this Section 6.07.

Section 6.08.    Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Notes) for the whole amount of unpaid principal (and premium, if any) and accrued interest remaining unpaid.

Section 6.09.    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10.    Priorities.

Any money or property collected by the Trustee pursuant to this Article 6, and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.06 hereof;

SECOND: to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes; and

THIRD: to the Company. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12.    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
Trustee

Section 7.01.    Duties of Trustee.

(a)    If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it under this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(2)    and in the absence of gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of clause (b) or (d) of this Section 7.01;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(3)    and the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holders have offered, and, if requested, provided to the Trustee security and indemnity satisfactory to it against any cost, loss, liability or expense.

(e)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

(f)    The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law. The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02.    Rights of Trustee.

Subject to Section 7.01 hereof:

(a)    The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(c)    Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate or an Opinion of Counsel or both.

(d)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.

(e)    The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f)    The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security and indemnity satisfactory to the Trustee against the costs, losses, expenses and liabilities which might be incurred by it in compliance with such request or direction and then only to the extent required by the terms of this Indenture.

(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, but shall not be obligated to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j)    The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default from the Company or any Holder is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k)    The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)    Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(m)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority; natural catastrophes or other acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(n)    The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(o)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(p)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03.    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of Section 310(b)(1) of the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.

Any Agent may do the same with like rights. The Trustee is also subject to Section 7.09 hereof.

Section 7.04.    Trustee’s Disclaimer.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible for and makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 7.05.    Notice of Defaults.

Within 90 days after the occurrence thereof, and if actually known to a Responsible Officer of the Trustee, the Trustee shall give to the Holders of the Notes a notice of each Default or Event of Default with respect to the Notes known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the register of the Notes kept by the Registrar, unless such Default shall have been cured or waived before the giving of such notice and a Responsible Officer of the Trustee has actual knowledge of such cure or waiver. Except in the case of a Default or Event of Default in payment of the principal of (and premium, if any) or interest on any of the Notes when and as the same shall become payable, or to make any payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06.    Compensation and Indemnity.

(a)    The Company shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Company shall reimburse the Trustee and Agents upon request for all disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance incurred or made by the Trustee or its agents through the Trustee’s or such agents’ own willful misconduct or gross negligence, as determined by an order of a court of competent jurisdiction.

(b)    The Company and the Guarantors, jointly and severally, shall fully indemnify each of the Trustee and their officers, agents and employees and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the costs and expenses of defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Company in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. The Trustee may have separate counsel with respect to the defense of any such claim and the Company and the Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company and the Guarantors shall not be required to pay such fees and expenses if they assume the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no conflict of interest between (i) the Company and the Guarantors, as applicable, and (ii) the Trustee in connection with such defense or potential harm to the Trustee’s business.

(c)    Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct or gross negligence, as determined by an order of a court of competent jurisdiction.

(d)    To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)    The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Company and the Lien provided for under this Section 7.06 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.

(f)    In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs, the expenses (including the reasonable charges and expenses of its agents and counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(g)    For purposes of this Section 7.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07.    Replacement of Trustee.

(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)    The Trustee may resign, and be discharged from the trust hereby created, at any time by so notifying the Company in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company and the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(1)    the Trustee fails to comply with Section 7.09 hereof;

(2)    the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under Bankruptcy Law;

(3)    a receiver or other public officer takes charge of the Trustee or its property;

(4)    the Trustee otherwise becomes incapable of acting;

(5)    or other than with respect to a successor Trustee appointed by the Holders pursuant to the second sentence of this Section 7.07(b), the Company desires in its sole and absolute discretion to appoint a successor Trustee and no Default or Event of Default is then continuing.

(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

(d)    If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least

10% in principal amount of the outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e)    If the Trustee fails to comply with Section 7.09 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to the Lien and its rights under Section 7.06 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail (or send electronically to DTC in the case of Global Notes) notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Lien and Company’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.08.    Successor Trustee by Consolidation, Merger, etc.

Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article 7. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to the Notes, any of such Notes shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.09.    Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a Person (i) organized and doing business under the laws of the United States of America or of any state thereof, (ii) authorized under such laws to exercise corporate trustee power, and (iii) subject to supervision or examination by federal or state authorities. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100.0 million as set forth in the most recent applicable published annual report of condition.

ARTICLE 8
Amendment, Supplement and Waiver

Section 8.01. Without Consent of Holders.

Without the consent of any Holders, at any time and from time to time, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to this Indenture and the Note Guarantees for any of the following purposes:

(1)    (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and the Note Guarantees and in the Notes or (ii) to comply with Section 5.01 herein;

(2)    to secure the Notes, to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company in this Indenture;

(3)    to add additional Events of Default;

(4)    to provide for uncertificated Notes in addition to or in place of the Certificated Notes, provided that such uncertificated Notes are in registered form within the meaning of Section 163(f) of the Code;

(5)    to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(6)    to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7)    to add a Guarantor or to release a Guarantor in accordance with the terms of this Indenture;

(8)    to cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform this Indenture or the Notes to any provision of the “Description of Notes” set forth in the Offering Memorandum to the extent that the provision in the “Description of Notes” was intended to be a verbatim recitation of this Indenture or the Notes, which intent shall be established by an Officers’ Certificate;

(9)    to comply with any requirements of the Commission with respect to the qualification of this Indenture under the Trust Indenture Act;

(10)    or to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of any Holder in any material manner.

Upon the written request of the Company and upon receipt by the Trustee of the documents described in Section 8.05 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.02.    With Consent of Holders.

(a)    With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under this Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)    change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the Place of Payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor;

(2)    reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or of certain defaults hereunder and their consequences) provided for in this Indenture;

(3)    modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes;

(4)    modify any of the provisions of this Indenture described in this Section 8.02(a) or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(5)    release any Note Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).

(b)    The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default under this Indenture and its consequences, except a Default:

(1)    in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note that is required to have been purchased pursuant to a Change of Control Offer or Asset Sale Offer that has been made by the Company); or

(2)    in respect of a covenant or provision of this Indenture that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(c)    It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)    After an amendment that requires the consent of the Holders becomes effective, the Company shall mail (or send electronically to DTC in the case of Global Notes) to each registered Holder at such Holder’s address appearing in the security register (with a copy to the Trustee) a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment.

(e)    Upon the written request of the Company accompanied by a board resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.05 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03.    Revocation and Effect of Consents.

(a)    After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective with respect to the Notes in accordance with its terms and thereafter binds every Holder of Notes.

(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding clause (a) of this Section 8.03, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 8.04.    Section Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.

Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.03 hereof, that such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE 9
Satisfaction and Discharge of Indenture; Defeasance

Section 9.01.    Satisfaction and Discharge of Indenture; Defeasance.

(a)    The Company may terminate its obligations and the obligations of the Guarantors with respect to the Notes and the Note Guarantees under this Indenture, except for those which expressly survive by the terms of this Indenture, when:

(1)    either:

(A)    all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or

(B)    all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or Redemption Date;

(2)    the Company has paid or caused to be paid all other sums then due and payable under this Indenture by the Company;

(3)    with respect to clause (1)(B) of this Section 9.01(a), the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money or U.S. Government Obligations toward the payment of the Notes at maturity or on the Redemption Date, as the case may be; and

(4)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in form reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

(b)    The Company may elect, at its option, to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and the Note Guarantees (“Legal Defeasance”). Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1)    the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due;

(2)    the Company’s obligations with respect to such Notes concerning issuing temporary Notes under Section 2.11 hereof, registration of Notes under Section 2.04 hereof, mutilated, destroyed, lost or stolen Notes under Section 2.08 hereof, and the maintenance of an office or agency for payment under Section 4.02 hereof and money for security payments held in trust under Section 2.05 hereof;

(3)    the rights, powers, trusts, duties, and immunities of the Trustee; and

(4)    clauses (b) and (c) of this Section 9.01.

(c)    In addition, the Company may elect, at its option, to have its obligations and the obligations of the Guarantors released with respect to Sections 4.03, 4.07 through 4.16, 4.18 and 5.01 hereof (“Covenant Defeasance”). In the event Covenant Defeasance occurs, Sections 6.01(3), (4), (5), (6) and (7) hereof will no longer constitute Defaults or Events of Default with respect to the Notes.

(d)    If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

(e)    Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(f)    Notwithstanding clauses (a) and (b) of this Section 9.01, the Company’s obligations in Sections 2.04, 2.06,2.07, 2.08, 7.06, 9.03, 9.05 and 9.06 hereof and the rights and immunities of the Trustee under this Indenture shall survive until such time as the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 9.03, 9.05 and 9.06 hereof and the rights and immunities of the Trustee under this Indenture shall survive.

Section 9.02.    Conditions to Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the outstanding Notes:

(a)    the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of, the Holders of the Notes: (1) money in cash in U.S. Dollars in an amount, (2) U.S. Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (3) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants in the case of U.S. Government Obligations (or, if two or more nationally recognized firms of independent public accountants decline to issue such opinion after the Company has made reasonable efforts to obtain such an opinion, in the opinion of the Company’s chief financial officer) expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on the Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the Redemption Date thereof, as the case may be, in accordance with the terms of this Indenture and the Notes;

(b)    in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel from counsel satisfactory to the Trustee stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Legal Defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Legal Defeasance were not to occur;

(c)    in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

(d)    no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt) and the granting of any Lien to secure such borrowing);

(e)    such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of the Trust Indenture Act);

(f)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than a default or event of default under any such other instrument resulting from borrowing funds to be applied to make the deposit under this Indenture in connection with the legal defeasance or covenant defeasance (and any similar concurrent deposit relating to other Debt) and the granting of Liens in connection therewith);

(g)    and the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) of this Section 9.02 with respect to a Legal Defeasance need not to be delivered if all Notes not previously delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable within one year at Stated Maturity or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 9.03.    Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

(a)    All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to clause (a) of Section 9.02 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

(b)    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to clause (a) of Section 9.02 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes; it being understood that the Trustee shall bear no responsibility for any such tax, fee or other charge which by law is payable by or on behalf of the Holders.

(c)    Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a request of the Company any money or U.S. Government Obligations held by it as provided in clause (a) of Section 9.02 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.04.    Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.05.    Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to clause (a) of Section 9.02 hereof, to the Company upon a request of the Company, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.06. Moneys Held by Trustee.

Subject to applicable abandoned property laws, any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon a request of the Company, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, shall, at the written request of the Company and at the expense of the Company either mail (or send electronically to DTC in the case of Global Notes) to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notice or the date of the publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE 10
GUARANTEES

Section 10.01.    Guarantee.

(a)    Subject to this Article 10, each Guarantor, hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03 hereof.

Subject to this Article 10, each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(b)    Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to the Notes, except by complete performance of the obligations contained in the Notes, this Indenture and such Note Guarantee. Each Guarantor acknowledges that the Note Guarantee is a guarantee of payment and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on any Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

(d)    Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 10.02.    Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03.    Limitation of Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to this Article 10, result in the obligations of such Guarantor under its Note Guarantee constituting such fraudulent transfer or conveyance.

Section 10.04.    Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Note Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Section 10.05.    Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.06.    Reinstatement.

Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Note Guarantee provided for in Section 10.01 hereof shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

Section 10.07.    Release of a Guarantor.

In the event of a sale or other transfer or disposition of all of the Capital Interests in any Guarantor (or its holding company) to any Person that is not an Affiliate of the Company in compliance with the terms of this Indenture, or in the event all or substantially all the assets or Capital Interests of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Company in compliance with the terms of this Indenture, then such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder.

In addition, a Guarantor shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder:

(1)    if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(2)    or upon the discharge of the Notes in accordance with this Indenture or upon Covenant Defeasance or Legal Defeasance of the Notes pursuant to this Indenture;

(3)    upon the achievement of Investment Grade Status by the Notes, provided that such Note Guarantee shall be reinstated upon any Reversion Date;

(4)    in the case of a Note Guarantee provided by a Guarantor as a result of its guarantee of Non-Funding Debt of the Company or a Guarantor, upon the release, termination or satisfaction of all Debt of such Guarantor giving rise to the obligation of the Company to cause such Guarantor to guarantee the Notes pursuant to Section 4.15 hereof;

(5)    upon such Guarantor being (or being substantially concurrently) released or discharged from all of its Guarantees of payment, or otherwise not providing any Guarantee of payment, by the Company of any Non-Funding Debt of the Company under all loan facilities and debt securities of the Company.

At the written request of the Company, any such release and discharge or any other release of a Note Guarantee shall be evidenced by a supplemental indenture executed by the Company and the Trustee.

Section 10.08.    Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Note Guarantee and waiver pursuant to its respective Note Guarantee is knowingly made in contemplation of such benefits.

ARTICLE 11
Miscellaneous

Section 11.01.    Trust Indenture Act Controls.

Subject to Section 1.03 hereof, if this Indenture has been qualified under the Trust Indenture Act and if any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act, the imposed duties shall control.

Section 11.02.    Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile or email, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company and/or any Guarantor:

Bread Financial Holdings, Inc.
3095 Loyalty Circle
Columbus, Ohio 43219
Attention: General Counsel

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: John B. Meade

If to the Trustee:

U.S. Bank Trust Company, National Association 1255 Corporate Drive, 6th Floor Irving, Texas 75038 Attention: M. Herberger [Bread Financial Holdings, Inc.]

Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Company, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions, provided that such reliance was in good faith. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and all the risk of interception and misuse by third parties.

Unless otherwise expressly provided in this Indenture, any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03.    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the authentication and delivery of the Initial Notes), if so requested by the Trustee, the Company shall furnish to the Trustee:

(1)    an Officers’ Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.04 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such eligible and qualified Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information on which counsel is relying unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.04.    Statements Required in Certificate and Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4)    and a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.05.    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.06.    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, manager, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, manager, officer, employee, stockholder, member, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and Note Guarantees.

Section 11.07.    Governing Law; Waiver of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

Section 11.08.    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.09.    Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.07 hereof.

Section 11.10.    Separability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.11.    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The words “execution,” signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 11.12.    Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.13.    Status as Senior Debt.

With respect to rights upon liquidation, winding up and dissolution, the Notes shall rank senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes.

Section 11.14.    USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Company agrees that it will provide the Trustee with information about the Company as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

COMPANY: BREAD FINANCIAL HOLDINGS, INC., as Issuer
By:	/s/ Perry S. Beberman
Name: Perry S. Beberman
Title: Executive Vice President, Chief Financial Officer

GUARANTORS: BREAD FINANCIAL PAYMENTS, INC.
By:	/s/ Perry S. Beberman
Name: Perry S. Beberman
Title: Executive Vice President, Chief Financial Officer

COMENITY SERVICING LLC
By:	/s/ Rob Corron
Name: Rob Corron
Title: Senior Vice President, Finance

[Signature Page to Indenture]

TRUSTEE: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A
[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

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CUSIP No. 144A/ Reg S: 018581 AR9 / U01797 AN6

ISIN No. 144A/Reg S: US018581AR99 / USU01797AN68

[RULE 144A] [REGULATION S] [GLOBAL] NOTE
6.750% SENIOR NOTE DUE 2031

No.	$[(or such revised amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note)][1]

BREAD FINANCIAL HOLDINGS, INC.,
a Delaware corporation (the “Company”)

promises to pay to [CEDE & CO. or registered assigns]2 [_______]3, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]1 [of _______ United States Dollars]2 on May 15, 2031.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

1 If the Note is issued in global form.

2 If the Note is issued in global form.

3 If the Note is issued in certificated form.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

BREAD FINANCIAL HOLDINGS, INC.
By:
Name:
Title:

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Certificate of Authentication

This is one of the 6.750% Senior Notes due 2031 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee
By:
Authorized Signatory

Dated:

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[FORM OF REVERSE OF NOTE]

BREAD FINANCIAL HOLDINGS, INC.

6.750% SENIOR NOTE DUE 2031

1. Interest. BREAD FINANCIAL HOLDINGS, INC., a Delaware corporation, as issuer (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 6.750 % per annum. Interest shall be payable in arrears on each May 15 and November 15 (each an “Interest Payment Date”). Interest on the 6.750% Senior Notes due 2031 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 6, 20254 to but excluding the date on which interest is paid; provided that the first Interest Payment Date shall be May 15, 20265. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

2. Method of Payment. The Company will pay interest to those persons who were holders of record on the May 1 and November 1, as the case may be, immediately preceding each Interest Payment Date. Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be an office of the Trustee located in the contiguous United States; provided, however, that payment of interest with respect to the Notes may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register or in accordance with the procedures of DTC for global book-entry Notes.

3. Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, as trustee under the Indenture (the “Trustee”), will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent.

4. Indenture. The Company issued the Notes under an Indenture dated as of November 6, 2025 (as such may be amended or supplemented from time to time in accordance with its terms, the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

4 With respect to the Initial Notes.
5 With respect to the Initial Notes.

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5. Redemption of Notes. The Notes may be redeemed, in whole or in part, at any time on or after May 15, 2028, at the option of the Company upon not less than 10 nor more than 60 days’ prior notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on May 15 of the years indicated:

Year	Redemption Price
2028	103.375%
2029	101.688%
2030 and thereafter	100.000%

In addition, prior to May 15, 2028, the Notes may be redeemed, in whole or in part, at any time, at the option of the Company upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent electronically in accordance with the procedures of DTC for Global Notes (with a copy to the Trustee), at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

“Applicable Premium” means, with respect to any Note on any applicable Redemption Date and as calculated by the Company, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess (to the extent positive):

(A) the present value at such Redemption Date of (i) the Redemption Price of the Note at May 15, 2028 (such Redemption Price being set forth in the table above) plus (ii) all required interest payments due on the Note through May 15, 2028 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(B) the then outstanding principal amount of the Note.

The Trustee shall have no obligation to calculate or verify the calculation of the Applicable Premium.

“Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market

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data)) most nearly equal to the period from such Redemption Date to May 15, 2028; provided, however, that if the period from such Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

6. [Reserved].

7. Redemption of Notes with Net Proceeds of Qualified Equity Offerings. Prior to May 15, 2028, the Company may, with an amount equal to the net cash proceeds of one or more Qualified Equity Offerings, redeem up to 40% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 106.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date); provided that at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 180 days following the closing of any such Qualified Equity Offering.

“Qualified Equity Offering” means a public or private offering of Qualified Capital Interests of the Company other than (x) any such offering to a Subsidiary of the Company and (y) any public offerings registered on Form S-8.

8. Redemption Procedures. If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof in authorized denominations to be redeemed, pro rata or by lot or by any other method customarily authorized by the clearing systems (subject to DTC procedures). No Notes of $2,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a Note of less than $2,000. For all purposes of the Indenture unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

9. Notice of Redemption. Notices of redemption shall be sent electronically to DTC, in the case of Global Notes, or shall be mailed by first-class mail, in the case of Certificated Notes, not less than 10 nor more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.

10. Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

11. Persons Deemed Owners. The Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of a Global Note for all purposes whatsoever.

12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company

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at its request or, if such money is then held by the Company in trust, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

13. Amendment, Supplement, Waiver, Etc. Without the consent of any Holders, at any time and from time to time, the Company, the Guarantors and the Trustee may enter into one or more Indentures supplemental to the Indenture and the Note Guarantees to, among other things, cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform the Indenture or the Notes to any provision of the “Description of Notes” contained in the Offering Memorandum to the extent that the provision in the “Description of Notes” was intended to be a verbatim recitation of the Indenture or the Notes, which intent shall be established by an Officers’ Certificate, and to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of any Holder in any material manner. With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture to make other amendments or modifications, subject to certain exceptions requiring the consent of the Holder of each outstanding Note affected thereby.

14. Purchase of Notes Upon a Change of Control Triggering Event. If a Change of Control occurs, unless the Company has previously or concurrently sent a redemption notice with respect to all the outstanding Notes pursuant to Section 3.07 of the Indenture, the Company will make a written offer to purchase all of the Notes pursuant to a Change of Control Offer at a Change of Control Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The Company will not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control Triggering Event in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

15. Successor Entity. When a successor entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor entity shall be relieved of all such obligations.

16. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default described in clause (8) or (9) of Section 6.01 of the Indenture with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately. If an Event of Default described in clause (8) or (9) of Section 6.01 of the Indenture occurs with respect to the Company, the principal amount of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered, and, if requested, provided, to the Trustee security

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and indemnity satisfactory to the Trustee. Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as Trustee in good faith determines that withholding the notice is in the interests of Holders.

17. Trustee Dealings with Company. The Trustee or its Affiliates in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Affiliate thereof with the same rights it would have if it were not Trustee.

18. No Recourse Against Others. No director, manager, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, manager, officer, employee, stockholder, member, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and Note Guarantees.

19. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Trustee of funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and interest to the Stated Maturity or Redemption Date.

20. Guarantees. The Company’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.

21. Covenant Suspension Event. In the event of the occurrence of a Covenant Suspension Event, as defined in the Indenture, and continuing until the Reversion Date, as defined in the Indenture, the Company and its Subsidiaries will not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 4.15 of the Indenture with respect to the Notes.

22. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on this Note by manual signature.

23. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

24. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties),

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JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Bread Financial Holdings, Inc. 3095 Loyalty Circle
Columbus, Ohio 43219 Attention: General Counsel

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017 Attention: John B. Meade

25. Status as Senior Debt. With respect to rights upon liquidation, winding up and dissolution, the Notes shall rank senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes.

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ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 (Asset Sale) or Section 4.13 (Change of Control) of the Indenture, check the appropriate box below:

☐	☐
Asset Sale	Change of Control

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the principal amount (in denominations of $2,000 and integral multiples of $1,000):

$
Date:	Your Signature:	_________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:	____________________________

* Signature must be guaranteed by a participant in a recognized Signature Guaranty Medallion Program or other signature guarantor acceptable to the Trustee

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $_______. The following exchanges of a part of this Global Note for interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following Such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Bread Financial Holdings, Inc.
3095 Loyalty Circle
Columbus, Ohio 43219
Attention: General Counsel

U.S. Bank Trust Company, National Association
1255 Corporate Drive, 6th Floor
Irving, Texas 75038
Attention: M. Herberger [Bread Financial Holdings, Inc.]

Re: 6.750% Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of November 6, 2025 (the “Indenture”), among Bread Financial Holdings, Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the “Transfer”), to __________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

ARTICLE 12 CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A PHYSICAL NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A PHYSICAL NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme

B-1

to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate certifying that the Restricted Period may be terminated in accordance with Regulation S. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

ARTICLE 13☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RESTRICTED PHYSICAL NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

Section 13.01. such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

Section 13.02. such Transfer is being effected to the Company or a subsidiary thereof;
or

Section 13.03.    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

Section 13.04.    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Certificated Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Certificated Notes and in the Indenture and the Securities Act.

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ARTICLE 14☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED PHYSICAL NOTE.

Section 14.01.    CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

Section 14.02.    CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

Section 14.03.    CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By: ________________________________
Name:
Title:

Dated: ______________

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TO BE COMPLETED BY TRANSFEROR IF (1) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended, and, accordingly, the transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated on the Rule 144A Notes and/or the Certificated Note and in the Indenture and the Securities Act.

Dated: ___________________	___________________________________________
NOTICE: To be executed by an executive officer

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ANNEX A TO CERTIFICATE OF TRANSFER

1.        The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

Section 14.04.    a beneficial interest in the:

    144A Global Note (CUSIP 018581 AR9), or

    Regulation S Global Note (CUSIP U01797 AN6), or

(b)        a Restricted Certificated Note.

ARTICLE 15    After the Transfer the Transferee will hold:

[CHECK ONE]
Section 15.01.        a beneficial interest in the:

(i)        144A Global Note (CUSIP 018581 AR9), or

(ii)        Regulation S Global Note (CUSIP U01797 AN6), or

(iii)        Unrestricted Global Note (CUSIP     ); or

(b)        a Restricted Definitive Note; or

(c)        an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Bread Financial Holdings, Inc.
3095 Loyalty Circle
Columbus, Ohio 43219
Attention: General Counsel

U.S. Bank Trust Company, National Association
1255 Corporate Drive, 6th Floor
Irving, Texas 75038
Attention: M. Herberger [Bread Financial Holdings, Inc.]

Re: 6.750% Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of November 6, 2025 (the “Indenture”), among Bread Financial Holdings, Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.EXCHANGE OF RESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

Section 15.02.        ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED PHYSICAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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Section 15.03.        ☐ CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL NOTE TO UNRESTRICTED PHYSICAL NOTE. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

ARTICLE 16 EXCHANGE OF RESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED PHYSICAL NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

Section 16.01.        ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED PHYSICAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

☐ CHECK IF EXCHANGE IS FROM RESTRICTED PHYSICAL NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.

2. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated _________.

[Insert Name of Transferor]

By: ___________________________________
Name:
Title:

Dated: _______________________

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TO BE COMPLETED BY TRANSFEROR IF (1) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended, and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the Certificated Note and in the Indenture and the Securities Act.

Dated: ___________________	___________________________________________
NOTICE: To be executed by an executive officer

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EXHIBIT D

[RESERVED]
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EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ______________, among ________________________ (the “Guaranteeing Subsidiary”), a subsidiary of Bread Financial Holdings, Inc., a Delaware corporation (or its permitted successor) (the “Company”), the Company and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as such may be amended or supplemented, the “Indenture”), dated as of November 6, 2025, providing for the issuance of 6.750% Senior Notes due 2031 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall agree to guarantee the Notes on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture without the consent of any Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, manager, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Guarantors, as such or in such capacity, shall have any personal liability for any obligations of the Guarantors under the Note Guarantees by reason of his, her or its status as such director, manager, officer, employee, stockholder, member, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note Guarantees.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
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5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:
[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

BREAD FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Name:
Title:

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